Exhibit 4.3

EXECUTION VERSION

Sutherland Asset Management Corporation

as Issuer

U.S. Bank National Association

as Trustee

First Supplemental Indenture

Dated as of August 9, 2017

to the Indenture

Dated as of August 9, 2017

7.00% Convertible Senior Notes due 2023

i

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Section 8.05	Reinstatement	46

	Article 9

	SUPPLEMENTAL INDENTURES

Section 9.01	Supplemental Indentures Without Consent of Holders	47
Section 9.02	Supplemental Indentures With Consent of Holders	47
Section 9.03	Notice of Amendment or Supplement	48

	Article 10

	SUCCESSOR COMPANY

Section 10.01	Consolidation, Merger and Sale of Assets	49
Section 10.02	Company May Consolidate, Etc. on Certain Terms	49
Section 10.03	Successor Corporation to Be Substituted	49
Section 10.04	Opinion of Counsel to Be Given to Trustee	49

	Article 11

	MISCELLANEOUS

Section 11.01	Effect on Successors and Assigns	50
Section 11.02	Governing Law	50
Section 11.03	No Security Interest Created	50
Section 11.04	Trust Indenture Act	50
Section 11.05	Benefits of Supplemental Indenture	50
Section 11.06	Calculations	50
Section 11.07	Execution in Counterparts	50
Section 11.08	Notices	50
Section 11.09	Ratification of Base Indenture	51
Section 11.10	The Trustee	51
Section 11.11	No Recourse Against Others	51
Section 11.12	Submission to Jurisdiction	51
Section 11.13	Applicable Tax Law	51

SCHEDULE

Schedule A	Additional Shares

EXHIBIT

Exhibit A	Form of Security

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FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 9, 2017, between Sutherland Asset Management Corporation, a Maryland corporation (the “Company”), and U.S. Bank National Association (the “Trustee”), as trustee under the Indenture dated as of August 9, 2017, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Base Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s senior unsecured debt Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Base Indenture;

WHEREAS, Section 9.01(c) of the Base Indenture provides for the Company and the Trustee to enter into supplemental indentures to the Base Indenture to establish the form and terms of Securities of any series as contemplated by Article II of the Base Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Base Indenture, the Company has authorized the creation and issuance under this Supplemental Indenture of its 7.00% Convertible Senior Notes due 2023 (the “Securities”), the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Base Indenture and this Supplemental Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and that all requirements necessary to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Securities, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed, and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Securities by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01                             Scope of Supplemental Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall govern only the terms of (and only the rights of the Holders and the obligations of the Company with respect to), the Securities, which may be issued from time to time, and shall not apply to any other securities that may be issued under the Base Indenture (or govern the rights of the Holders or the obligations of the Company with respect to any such other securities) unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements. The provisions of this Supplemental Indenture shall, with respect to the Securities, supersede any corresponding provisions in the Base Indenture. Subject to the preceding sentence, and except as otherwise provided herein, the provisions of the Base Indenture shall apply to the Securities and govern the rights of the Holders of the Securities and the obligations of the Company and the Trustee with respect thereto.

Section 1.02                             Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                 the terms defined in this Article 1 shall have the meanings assigned to them in this Article 1 and include the plural as well as the singular; and

(2)                                 all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture.

“Additional Shares” has the meaning specified in Section 5.06(a) hereof.

“Agent Members” has the meaning specified in Section 2.02(c) hereof.

“Applicable Procedures” means, with respect to any matter at any time, the policies and procedures of the Depository, if any, that are applicable to such matter at such time.

“Applicable Tax Law” has the meaning specified in Section 11.13 hereof.

“Authenticating Agent” means any authenticating agent appointed by the Trustee pursuant to Section 2.03 of the Base Indenture to act on behalf of the Trustee to authenticate Securities of one or more series.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, including this Supplemental Indenture, entered into pursuant to the applicable provisions of the Base Indenture, including, for all purposes of the Base Indenture, this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Bid Solicitation Agent” means the Company or such other person (including the Trustee) as may be appointed, from time to time, by the Company to solicit bids for the Trading Price of the Securities in accordance with Section 5.01(b)(2) hereof. Initially, the “Bid Solicitation Agent” means the Company.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act for it hereunder.

“Business Day” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.

“Capital Stock” means, for any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person, but excluding any debt securities convertible into such equity.

“Cash Settlement” has the meaning specified in Section 5.03(a)(4) hereof.

“Cash Settlement Averaging Period” means, with respect to any Security as to which Cash Settlement or Combination Settlement is applicable, the 30 consecutive Trading Day period beginning on, and including, the third Trading Day immediately following the related Conversion Date; except that “Cash Settlement Averaging Period” means, (1) with respect to any Conversion Date occurring during the Final Conversion Period, the 30 consecutive Trading Day period beginning on, and including, the 32nd Scheduled Trading Day immediately preceding the Maturity Date and (2) with respect to any Conversion Date for Securities that have been called for Optional Redemption occurring on or after the date of the Company’s issuance of a Redemption Notice and prior to the related Redemption Date, the 30 consecutive Trading Day period beginning on, and including, the 32nd Scheduled Trading Day immediately preceding the Redemption Date.

“Clause A Distribution” has the meaning specified in Section 5.04(c) hereof.

“Clause B Distribution” has the meaning specified in Section 5.04(c) hereof.

“Clause C Distribution” has the meaning specified in Section 5.04(c) hereof.

“Close of Business” means 5:00 p.m., New York City time.

“Combination Settlement” has the meaning specified in Section 5.03(a)(4) hereof.

“Common Equity” of any Person means the Capital Stock of such Person that is generally entitled (a) to vote in the election of directors of such Person or (b) if such Person is not a corporation, to vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management or policies of such Person.

“Common Stock” means, subject to Section 5.07, the shares of common stock, par value $0.0001 per share, of the Company authorized at the date of this instrument as originally executed or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of Securities shall include shares of all such classes, and the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications. “Common Stock” includes any stock of any class of Capital Stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof and which is not subject to redemption by the issuer thereof.

“Company” has the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Section 10.02, shall include its successors and assigns.

“Continuing Director” means a director who either was a member of the Board of Directors on the date of the Preliminary Prospectus Supplement or who becomes a member of the Board of Directors subsequent to that date and whose election, appointment or nomination for election by the Company’s stockholders is duly approved by a majority of the “Continuing Directors” on the Board of Directors at the time of such approval, either by a specific vote or by approval of the proxy statement issued by the Company on behalf of the Company’s entire Board of Directors in which such individual is named as nominee for election as a director, and whose election is recommended by the Board of Directors.

“Conversion Agent” means the office or agency designated by the Company where Securities may be presented for conversion.

“Conversion Date” has the meaning specified in Section 5.02(b) hereof.

“Conversion Notice” has the meaning specified in Section 5.02(b)(1) hereof.

“Conversion Price” means, in respect of each Security, as of any date, $25.00 divided by the Conversion Rate in effect on such date.

“Conversion Rate” means initially 1.4997 shares of Common Stock per $25.00 principal amount of Securities, subject to adjustment as set forth herein.

“Corporate Trust Office” means the office of the Trustee at which, at any particular time, its corporate trust business shall be principally administered, which office at the date hereof is located at 60 Livingston Avenue St. Paul, MN 55107, Attention: Global Corporate Trust Services.

“Custodian” means the Trustee, as custodian with respect to the Securities (so long as the Securities constitute Global Securities), or any successor entity

“Daily Conversion Value” means, with respect to any Security as to which Cash Settlement or Combination Settlement is applicable, for each of the 30 consecutive Trading Days during the Cash Settlement Averaging Period, one-thirtieth (1/30th) of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Daily VWAP on such Trading Day.

“Daily Measurement Value” has the meaning specified in Section 5.03(a)(6)(A) hereof.

“Daily Settlement Amount” has the meaning specified in Section 5.03(a)(6) hereof.

“Daily VWAP” means, with respect to any Security as to which Cash Settlement or Combination Settlement is applicable, for any Trading Day, the per-share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “SLD <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company). The “Daily VWAP” will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Dividend Period” shall have the meaning specified in Section 5.04(d) hereof.

“DTA” has the meaning specified in Section 5.04(d) hereof.

“Effective Date” has the meaning specified in Section 5.06(c) hereof.

“Event of Default” has the meaning, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, specified in Section 7.02 hereof.

“Ex-Dividend Date” means, except to the extent otherwise provided under Section 5.04(c) hereof, the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Conversion Period” means the period beginning on, and including, the 30th Scheduled Trading Day immediately preceding the Maturity Date, and ending at the Close of Business on the second Scheduled Trading Day immediately prior to the Maturity Date.

“Form of Assignment and Transfer” means the “Form of Assignment and Transfer” attached as Attachment 3 to the Form of Security attached hereto as Exhibit A.

“Form of Fundamental Change Purchase Notice” means the “Form of Fundamental Change Purchase Notice” attached as Attachment 2 to the Form of Security attached hereto as Exhibit A.

“Form of Notice of Conversion” means the “Form of Notice of Conversion” attached as Attachment 1 to the Form of Security attached hereto as Exhibit A.

“Fundamental Change” shall be deemed to have occurred at the time after the Securities are originally issued if any of the following occurs:

(1)                                 any “person” or “group” (within the meaning of Section 13(d) of the Exchange Act, other than the Company or its Subsidiaries or entities controlled by its manager) files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the “beneficial owner,” (as used in Rule 13d-3 under the Exchange Act, directly or indirectly, of 50% or more of the total outstanding voting power of all classes of the Company’s capital stock entitled to vote generally in the election of the Board of Directors;

(2)                                 the consummation of (x) any consolidation, merger, amalgamation, scheme of arrangement or other binding share exchange or reclassification or similar transaction between the Company and another person (other than any of the Company’s Subsidiaries), in each case pursuant to which the outstanding Common Stock shall be converted into cash, securities or other property, other than a transaction (i) that results in the holders of all classes of the Company’s Common Equity immediately prior to such transaction owning, directly or indirectly, as a result of such transaction, more than 50% of the surviving corporation or transferee or the parent thereof immediately after such event, or (ii) effected solely to change the Company’s jurisdiction of incorporation or to form a holding company for the Company and that results in a share exchange or reclassification or similar exchange of the outstanding Common Stock solely into shares of common stock of the surviving entity or (y) any sale or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Company and its Subsidiaries, on a consolidated basis, to another person (other than any of the Company’s Subsidiaries);

(3)                                 Continuing Directors cease to constitute at least a majority of the Board of Directors;

(4)                                 the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company (other than in a transaction described in clause (2) above); or

(5)                                 the Common Stock ceases to be listed on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors);

provided, however, that in the case of a transaction or event described in clause (1) or (2) above, if at least 90% of the consideration received or to be received by holders of the Common Stock (excluding cash payments for fractional shares) in the transaction or transactions that would otherwise constitute a “Fundamental Change” consists of shares of common stock or common equity interests that are traded on the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or that will be so traded when issued or exchanged in connection with the transaction that would otherwise constitute a “Fundamental Change” under clause (1) or (2) above (“Publicly Traded Securities”), and as a result of such transaction or transactions, the Securities become convertible into or by reference to such Publicly Traded Securities, excluding cash payments for fractional shares (subject to settlement in accordance with the provisions of Sections 5.03, 5.04 and 5.06 hereof), such event shall not be a “Fundamental Change.”

“Fundamental Change Company Notice” has the meaning specified in Section 3.01(b) hereof.

“Fundamental Change Expiration Time” has the meaning specified in Section 3.01(a)(1) hereof.

“Fundamental Change Purchase Date” has the meaning specified in Section 3.01(a) hereof.

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.01(a) hereof.

“Fundamental Change Purchase Price” has the meaning specified in Section 3.01(a) hereof.

“GAAP” means generally accepted accounting principles in the United States applied consistently from time to time.

“Global Security” means a Security which is executed by the Company and authenticated and delivered to the Depository or its nominee, all in accordance with the Indenture and pursuant to a Company Order, which shall be registered in the name of the Depository or its nominee and which shall represent the amount of uncertificated Securities as specified therein.

“Guarantee” means, any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any indebtedness of any other Person, including any such obligation, direct or indirect, contingent or otherwise, of such Person:

(1)                                 to purchase or pay (or advance or supply funds for the purchase or payment of) such indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keepwell, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

(2)                                 entered into primarily for purposes of assuring in any other manner the obligee of such indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part).

“Holder” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, the Person in whose name a Security is registered in the Security Register.

“incur” mean to, directly or indirectly, create, incur, assume, guarantee or otherwise become liable for payment of.

“Indenture” means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, the Base Indenture, as originally executed and as supplemented by this Supplemental Indenture, each as may be amended or supplemented from time to time.

“Interest Payment Date” means, with respect to the payment of interest on the Securities and notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, each February 15, May 15, August 15 and November 15, beginning on November 15, 2017.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid and last ask prices or, if more than one in either case, the average of the average last bid and the average last ask prices) on that Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant Trading Day, the “Last Reported Sale Price” will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” will be the average of the mid-point of the last bid and last ask prices for the Common Stock on the relevant Trading Day from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose. Any such determination will be conclusive absent manifest error.

“Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Make-Whole Fundamental Change” means any event that (i) is a Fundamental Change or (ii) would be a Fundamental Change, but for the exclusion in section (i) of clause (2) of the definition thereof.

“Market Disruption Event” means, if the Common Stock is listed for trading on The New York Stock Exchange or listed on another U.S. national or regional securities exchange, the occurrence or existence during the one-half-hour period ending on the scheduled close of trading on any Trading Day of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock. For the purposes of determining amounts due upon conversion only pursuant to Section 5.03, “Market Disruption Event” means (1) a failure by the primary exchange or quotation system on which the Common Stock trades or is quoted to open for trading during its regular trading session or (2) the occurrence or existence, prior to 1:00 p.m., New York City time, on any Trading Day for the Common Stock, of an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

“Maturity Date” means, with respect to any Security and the payment of the principal amount thereof, August 15, 2023.

“Measurement Period” has the meaning specified in Section 5.01(b)(2) hereof.

“Merger Event” has the meaning specified in Section 5.07(a) hereof.

“Note Guarantor” means any Subsidiary of the Company that Guarantees the Securities, until such Guarantee is released in accordance with the terms of this Indenture.

“Notice of Default” has the meaning, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, specified in Section 7.02(f) hereof.

“Offer Expiration Date” has the meaning specified in Section 5.04(e) hereof.

“Open of Business” means 9:00 a.m., New York City time.

“Operating Partnership” means Sutherland Partners, L.P., a Delaware limited partnership.

“Optional Redemption” has the meaning specified in Section 4.03(a).

“Outstanding” means, with respect to the Securities, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, any Securities authenticated by the Trustee except (i) Securities cancelled by it, (ii) Securities delivered to it for cancellation and (iii)(A) Securities replaced pursuant to Section 2.09 of the Base Indenture, on and after the time such Security is replaced (unless the Trustee and the Company receive proof satisfactory to them that such Security is held by a bona fide purchaser), (B) Securities converted pursuant to Article 5 hereof, on and after their Conversion Date, (C) any and all Securities, as of the Maturity Date, if the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all of the Securities then payable, and (D) any and all Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor, except that in determining whether the Trustee shall be protected in relying upon any request, demand, authorization, direction, notice, consent or waiver or other action that is to be made by a requisite principal amount of Outstanding Securities, only such Securities which a Responsible Officer of the Trustee knows to be so owned shall be disregarded.

“Paying Agent” has the meaning set forth in the Base Indenture and shall be the person authorized by the Company to pay the principal amount of, interest on, Fundamental Change Purchase Price of or Redemption Price of, any Securities on behalf of the Company.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision thereof or any other entity.

“Physical Securities” means any non-Global Security issued pursuant to Section 2.03 hereof that is in definitive, fully registered form, without interest coupons.

“Physical Settlement” has the meaning specified in Section 5.03(a)(4) hereof.

“Preliminary Prospectus Supplement” means the Preliminary Prospectus Supplement of the Company, dated August 3, 2017, to the Prospectus of the Company dated July 7, 2017, relating to the offering and sale of the Securities.

“Publicly Traded Securities” has the meaning specified in the definition of “Fundamental Change” in this Section 1.02.

“Redemption Date” has the meaning specified in Section 4.04(a).

“Redemption Notice” has the meaning specified in Section 4.04(a).

“Redemption Price” has the meaning specified in Section 4.03(a).

“Reference Property” has the meaning specified in Section 5.07(a) hereof.

“Regular Record Date” means, with respect to any Interest Payment Date, the February 1, May 1, August 1 and November 1 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.

“Reporting Event of Default” has the meaning specified in Section 7.04(a) hereof.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter relating to this Indenture is referred because of such person’s knowledge of and familiarity with the particular subject and who shall, in each case, have direct responsibility for the administration of this Indenture.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Security” or “Securities” has the meaning specified in the fourth paragraph of the Recitals of this Supplemental Indenture, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture.

“Settlement Amount” has the meaning specified in Section 5.03(a) hereof.

“Settlement Method” has the meaning specified in Section 5.03(a)(2) hereof.

“Settlement Notice” has the meaning specified in Section 5.03(a)(4) hereof.

“Significant Subsidiary” means, with respect to any person, a Subsidiary of such person that would constitute a “significant subsidiary” as such term is defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as in effect on the original date of issuance of the Securities.

“Specified Dollar Amount” has the meaning specified in Section 5.03(a)(6)(A) hereof.

“Spin-Off” has the meaning specified in Section 5.04(c) hereof.

“Stock Price” has the meaning specified in Section 5.06(c) hereof.

“Subsidiary” means, with respect to any Person and at any time, any other Person if more than 50% of the total combined voting power of all of such other Person’s outstanding Voting Stock is at the time owned, directly or indirectly, by such referent Person and/or one or more other Subsidiaries of such referent Person. For purposes of clarity, it is understood and agreed that, anything in this Indenture to the contrary notwithstanding, variable interest entities (within the meaning of GAAP) shall not be deemed to be Subsidiaries of any Person.

“Successor Company” has the meaning specified in Section 10.02(a) hereof.

“Supplemental Indenture” has the meaning specified in the first paragraph hereof, as such instrument may be supplemented from time to time by one or more indentures supplemental thereto, entered into pursuant to the applicable provisions of the Base Indenture and the Supplemental Indenture, including, for all purposes of this Supplemental Indenture and any such other supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern the Base Indenture, this Supplemental Indenture and any other such supplemental indenture, respectively.

“Supplementary Interest” has the meaning specified in Section 7.04(a) hereof.

“Total Stockholders’ Equity” means, with respect to any Person as of any determination date, the total stockholders’ equity (or, if such Person is not a corporation, the total equity interests of its partners, members or other equity owners) of such Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Trading Day” means a Scheduled Trading Day on which (i) trading in the Common Stock generally occurs on The New York Stock Exchange or, if the Common Stock is not then listed on The New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded, and (ii) there is no Market Disruption Event. If the Common Stock is not so listed or traded, “Trading Day” means a “Business Day.” Notwithstanding the foregoing, for the purposes of determining amounts due upon conversion only pursuant to Section 5.03, “Trading Day” means a day during which (i) trading in the Common Stock generally occurs on the primary exchange or quotation system on which the Common Stock then trades or is quoted and (ii) there is no Market Disruption Event.

“Trading Price” of the Securities on any Trading Day means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $1.0 million principal amount of the Securities at approximately 3:30 p.m., New York City time, on such Trading Day from three independent nationally recognized securities dealers selected by the Company; provided that, if three such bids cannot reasonably be obtained by the Bid Solicitation Agent but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $1.0 million principal amount of the Securities from a nationally recognized securities dealer, then the Trading Price per $25.00 principal amount of Securities will be deemed to be less than 98% of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Last Reported Sale Price of the Common Stock on such Trading Day. Any such determination will be conclusive absent manifest error. If the Company does not so instruct the Bid Solicitation Agent (if other than the Company) to obtain bids when required, or the Bid Solicitation Agent fails to solicit bids when required, the Trading Price per $25.00 principal amount of the Securities will be deemed to be less than 98% of the product of (i) the Conversion Rate and (ii) the Trading Price for each Trading Day on which the Company or the Bid Solicitation Agent fails to do so, as the case may be.

“Trigger Event” has the meaning specified in Section 5.04(c) hereof.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Base Indenture and this Supplemental Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“Unit of Reference Property” has the meaning specified in Section 5.07(a) hereof.

“U.S.” or “United States” means the United States of America.

“Valuation Period” has the meaning specified in Section 5.04(c) hereof.

Section 1.03                             References to Interest. Any reference to interest on, or in respect of, any Security in the Indenture shall be deemed to include Supplementary Interest if, in such context, Supplementary Interest is, was or would be payable pursuant to Section 7.04. Any express mention of the payment of Supplementary Interest in any provision hereof shall not be construed as excluding Supplementary Interest in those provisions hereof where such express mention is not made.

Section 1.04                             References to Principal.

(a)                                 Unless the context otherwise requires, any reference to the principal of, or the principal amount of, any Security or Note in the Base Indenture or this Supplemental Indenture shall be deemed to include the Redemption Price and/or the Fundamental Change Purchase Price, if, in such context, the Redemption Price and/or the Fundamental Change Purchase Price (as applicable) is, was or would be payable in accordance with Article 3 or Article 4, as applicable. Unless the context otherwise requires, any express mention of the Redemption Price or the Fundamental Change Purchase Price in any provision hereof shall not be construed as excluding the Redemption Price or the Fundamental Change Purchase Price, as applicable, in those provisions hereof where such express mention is not made.

ARTICLE 2

THE SECURITIES

Section 2.01                             Title and Terms; Payments.

(a)                                 Establishment; Designation. Pursuant to Section 2.02 of the Base Indenture, there is hereby established and authorized a new series of Securities under the Indenture, which series of Securities shall be designated the “7.00% Convertible Senior Notes due 2023.”

(b)                                 Initial Issuance. Subject to Section 2.01(c) hereof, the aggregate principal amount of Securities that may initially be authenticated and delivered under the Indenture is limited to $115,000,000. In addition, the Company may execute, and the Trustee may authenticate and deliver, in each case, in accordance with Section 2.04 of the Base Indenture, an unlimited aggregate principal amount of additional Securities upon the transfer, exchange, purchase or conversion of Securities pursuant to Sections 2.08, 2.09 and 2.11 of the Base Indenture and Sections 3.05 and 5.02 hereof.

(c)                                  Further Issues. The Company may, without the consent of the Holders, issue additional Securities under the Indenture with the same terms and the same CUSIP number as the Securities initially issued under the Indenture in an unlimited aggregate principal amount; provided, that the Company may issue such additional Securities only if they are part of the same issue as the Securities initially issued hereunder for United States federal income tax purposes. Any such additional Securities will, for all purposes of the Indenture, including waivers, amendments and offers to purchase, be treated as part of the same series as the Securities initially issued under the Indenture.

(d)                                 Purchases. The Company and its Subsidiaries may from time to time purchase Securities in open market purchases in negotiated transactions or otherwise without giving prior notice to or obtaining any consent of the Holders. Any Securities purchased by the Company or any of its Subsidiaries pursuant to the foregoing sentence or otherwise will be retired and will no longer be Outstanding under the Indenture.

(e)                                  Denominations. Pursuant to Section 2.02 of the Base Indenture, and notwithstanding Section 2.03 of the Base Indenture, the Securities will be issued only in minimum denominations of $25.00 and integral multiples of $25.00 in excess thereof.

Section 2.02          Forms.

(a)           In General. Pursuant to Section 2.01 of the Base Indenture, the Securities will be substantially in the forms set forth in Exhibit A hereto, and may include such insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

Notwithstanding Section 2.08 of the Base Indenture, each Security will bear a Trustee’s certificate of authentication substantially in the form included in Exhibit A hereto. Each Security will also bear the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice and the Form of Assignment and Transfer.

Any Security that is a Global Security will bear a legend substantially in the form of the legend set forth in Exhibit A hereto and shall also bear the “Schedule of Increases and Decreases of Global Security” set forth in Annex A to Exhibit A hereto.

The terms and provisions contained in the Securities will constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent that any provision of any Security conflicts with the express provisions of the Indenture, the provisions of this Indenture will govern and control.

(b)           Initial and Subsequent Form of Securities. The Company hereby initially appoints The Depository Trust Company as the Depository for the Securities, which initially shall be issued in the form of one or more Global Securities without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depository, and (ii) delivered to the Trustee as custodian for the Depository.

So long as the Securities are eligible for book-entry settlement with the Depository, unless otherwise required by law, and except to the extent provided in Section 2.03(c)(1) through (3) hereof, all Securities will be represented by one or more Global Securities.

(c)           Global Securities. Each Global Security will represent the aggregate principal amount of the then Outstanding Securities endorsed thereon and provide that it represents such aggregate principal amount of the then Outstanding Securities, which aggregate principal amount may, from time to time, be reduced or increased to reflect transfers, exchanges, conversions or purchases by the Company.

Only the Trustee, or the Custodian holding such Global Security for the Depository, at the direction of the Trustee, may endorse a Global Security to reflect the amount of any increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby, and whenever the Holder of a Global Security delivers instructions to the Trustee to increase or decrease the aggregate principal amount of the then Outstanding Securities represented by a Global Security in accordance with the Indenture and the Applicable Procedures, the Trustee, or the Custodian holding such Global Security for the Depository, at the direction of the Trustee, will endorse such Global Security to reflect such increase or decrease in the aggregate principal amount of the then Outstanding Securities represented thereby. None of the Trustee, the Company or any agent of the Trustee or the Company will have any responsibility or bear any liability for any aspect of the records relating to or payments made on account of the ownership of any beneficial interest in a Global Security or with respect to maintaining, supervising or reviewing any records relating to such beneficial interest.

Members of, or participants in, the Depository (“Agent Members”) shall have no rights under the Indenture with respect to any Global Security held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Security, and Cede & Co., or such other person designated by the Depository as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

Section 2.03          Transfer and Exchange.

(a)           In General. Notwithstanding anything to the contrary in Article II of the Base Indenture, the Company is not required to transfer or exchange any Securities or portions thereof that have been surrendered for purchase in accordance with Article 3 hereof (unless the related Fundamental Change Purchase Notice is withdrawn in accordance with the provisions of Section 3.03) or for conversion in accordance with Article 5 hereof or that have been called for redemption in accordance with the provisions of Article 4 hereof, and a written form of transfer substantially in the form of the Form of Assignment and Transfer will be deemed to be a written instrument of transfer satisfactory to the Company and the Security Registrar.

At such time as all interests in a Global Security have been purchased, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be canceled by the Trustee in accordance with standing procedures and instructions existing between the Depository and the Custodian for the Global Security. At any time prior to such cancellation, if any interest in a Global Security is purchased, converted, cancelled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depository and the Custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.

(b)           Global Securities. Notwithstanding anything to the contrary in Section 2.08 of the Base Indenture, every transfer and exchange of a beneficial interest in a Global Security will be effected through the Depository in accordance with the Applicable Procedures and the provisions of the Indenture, and each Global Security may be transferred only as a whole and only (A) by the Depository to a nominee of the Depository, (B) by a nominee of the Depository to the Depository or to another nominee of the Depository, or (C) by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

(c)           Holders Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any interest (subject to Section 2.13 of the Base Indenture) on such Security at the Maturity Date, in connection with a Fundamental Change, upon any conversion and for all other purposes whatsoever, including delivery of shares of Common Stock on conversion, for distribution of notices to such Holders or solicitations of their consent, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Notwithstanding anything to the contrary in Section 2.08 of the Base Indenture:

(1)           Each Global Security will be exchanged for Physical Securities if the Depository delivers notice to the Company that the Depository is unwilling, unable or no longer permitted under applicable law to continue to act as Depository, and, in each case, the Company promptly delivers a copy of such notice to the Trustee and the Company fails to appoint a successor Depository within 90 days after receiving notice from the Depository.

(2)           If an Event of Default has occurred and is continuing, any owner of a beneficial interest in a Global Security may exchange such beneficial interest for Physical Securities by delivering a written request to the Security Registrar.

(3)           If the Company notifies the Trustee that it wishes to terminate and exchange all or part of a Global Security for Physical Securities and the beneficial owners of the majority of the principal amount of such Global Security (or portion thereof) to be exchanged consent to such exchange, the Company may exchange all beneficial interests in such Global Security (or portion thereof) for Physical Securities by delivering a written request to the Security Registrar.

In the case of an exchange for Physical Securities under clause (1) above:

(A)          each Global Security will be deemed surrendered to the Trustee for cancellation;

(B)          the Trustee will cause each Global Security to be cancelled in accordance with the Applicable Procedures; and

(C)          the Company, in accordance with Section 2.04 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 2.04 of the Base Indenture, will promptly authenticate and deliver, for each beneficial interest in each Global Security so exchanged, an aggregate principal amount of Physical Securities equal to the aggregate principal amount of such beneficial interest, registered in such names and in such authorized denominations as the Depository specifies, and bearing any legends that such Physical Securities are required to bear under this Indenture.

In the case of an exchange for Physical Securities under clause (2) above:

(A)          the Security Registrar will deliver notice of such request to the Company and the Trustee, which notice will identify the owner of the beneficial interest to be exchanged, the aggregate principal amount of such beneficial interest and the CUSIP of the relevant Global Security, in each case if and as such information is provided to the Security Registrar by the Depository;

(B)          the Company, in accordance with Section 2.04 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 2.04 of the Base Indenture, will promptly authenticate and deliver to such owner, for the beneficial interest so exchanged by such owner, Physical Securities registered in such owner’s name having an aggregate principal amount equal to the aggregate principal amount of such beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture; and

(C)          the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of such Global Security to be decreased by the aggregate principal amount of the beneficial interest so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In the case of an exchange for Physical Securities under clause (3) above:

(A)          the Company will deliver notice of such request to the Security Registrar and the Trustee, which notice will identify each owner of a beneficial interest to be exchanged, the aggregate principal amount of each such beneficial interest and the CUSIP of the relevant Global Security;

(B)          the Company, in accordance with Section 2.04 of the Base Indenture, will promptly execute, and, upon receipt of a Company Request, the Trustee, in accordance with Section 2.04 of the Base Indenture, will promptly authenticate and deliver to each such beneficial owner, Physical Securities registered in such beneficial owner’s name having an aggregate principal amount equal to the aggregate principal amount of its exchanged beneficial interest and bearing any legends that such Physical Securities are required to bear under this Indenture and any applicable law; and

(C)          the Security Registrar, in accordance with the Applicable Procedures, will cause the principal amount of each relevant Global Security to be decreased by the aggregate principal amount of the beneficial interests so exchanged. If all of the beneficial interests in a Global Security are so exchanged, such Global Security will be deemed surrendered to the Trustee for cancellation, and the Trustee will cause such Global Security to be cancelled in accordance with the Applicable Procedures.

In each of the cases described in clauses (1), (2) and (3) above, the Company may rely on the Depository to provide all names of beneficial owners and their respective principal amounts beneficially owned and may issue Physical Securities registered in the names and amounts so provided by the Depository.

(d)           Physical Securities. Except to the extent otherwise provided in Section 2.03(a) hereof, Physical Securities may be transferred or exchanged in accordance with Section 2.08 of the Base Indenture.

Section 2.04          Payments on the Securities.

(a)           In General. Each Security will accrue interest at a rate equal to 7.00% per annum from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, August 9, 2017. Interest on a Security will cease to accrue upon the earliest of the Maturity Date, subject to the provisions of Article 3 hereof, any Fundamental Change Purchase Date for such Security, subject to the provisions of Article 4 hereof, any Redemption Date for such security and, subject to the provisions of Article 5 hereof, any Conversion Date for such Security. Interest on any Security will be payable quarterly in arrears on each Interest Payment Date, beginning November 15, 2017, to the Holder of such Security as of the Close of Business on the Regular Record Date immediately preceding the applicable Interest Payment Date. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. Pursuant to Section 7.04 hereof, in certain circumstances, the Company may be obligated to pay Holders Supplementary Interest.

The Securities will mature on the Maturity Date, and on the Maturity Date, each Holder of a then Outstanding Security will be entitled on such date to receive $25.00 in cash for each $25.00 in principal amount of then Outstanding Securities held, together with accrued and unpaid interest to, but not including, the Maturity Date on such then Outstanding Securities.

Notwithstanding anything to the contrary, if the Maturity Date or any Interest Payment Date, Redemption Date, Fundamental Change Purchase Date or any Conversion Date falls, or if any payment, delivery, notice or other action by the Company is otherwise due, on a day that is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the immediately following Business Day with the same force and effect as if taken on such date, and no additional interest will accrue and no Default shall occur on account of such delay.

(b)           Method of Payment. The Company will pay the principal of, the Fundamental Change Purchase Price for, the Redemption Price for, and any cash portion of the Settlement Amount with respect to, any Physical Security to the Holder of such Security in cash at the designated office of the Paying Agent in Saint Paul, Minnesota prior to 10:00 a.m. on the relevant payment or settlement date, as the case may be. The Company will pay any interest on any Physical Security to the Holder of such Security (i) if such Holder holds $2,000,000 or less aggregate principal amount of Securities, by check mailed to such Holder’s registered address, and (ii) if such Holder holds more than $2,000,000 aggregate principal amount of Securities, (A) by check mailed to such Holder’s registered address or, (B) if such Holder delivers to the Security Registrar a written request that the Company make such payments by wire transfer to an account of such Holder within the United States, for each interest payment corresponding to each Regular Record Date occurring during the period beginning on the date on which such Holder delivered such request and ending on the date, if any, on which such Holder delivers to the Security Registrar a written instruction to the contrary, by wire transfer of immediately available funds to the account specified by such Holder.

The Company will pay the principal of, interest on, the Fundamental Change Purchase Price for, the Redemption Price for, and any cash portion of the Settlement Amount with respect to, any Global Security to the Depository by wire transfer of immediately available funds on the relevant payment date in accordance with Applicable Procedures.

(c)           Defaulted Payments. The Company shall pay any interest on the Securities that is payable, but is not punctually paid or duly provided for, on the applicable Interest Payment Date, in accordance with Section 2.13 of the Base Indenture.

ARTICLE 3

PURCHASES

Section 3.01          Purchase at Option of Holders upon a Fundamental Change. (a) If a Fundamental Change occurs, then each Holder shall have the right, at such Holder’s option, to require the Company to purchase for cash all of such Holder’s Securities, or any portion thereof such that the remaining principal amount of each Security that is not purchased in full equals $25.00 or an integral multiple of $25.00 in excess thereof, on a date (the “Fundamental Change Purchase Date”) specified by the Company that is not less than 20 or more than 35 Business Days following the date on which the Company delivers the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if the Company purchases a Security on a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, the Company shall instead pay such accrued and unpaid interest on such Security on the Interest Payment Date to the Holder of record of such Security as of such Regular Record Date.

Purchases of Securities under this Section 3.01 shall be made, at the option of the Holder thereof, upon:

(1)           if the Securities to be purchased are Physical Securities, delivery to the Paying Agent by the Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth in Attachment 2 to the Form of Security attached hereto as Exhibit A and of the Securities, duly endorsed for transfer, on or before the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, subject to extensions to comply with applicable law (the “Fundamental Change Expiration Time”); and

(2)           if the Securities to be purchased are Global Securities, delivery of the Securities, by book-entry transfer, in compliance with the Applicable Procedures of the Depository and the satisfaction of any other requirements of the Depository in connection with tendering beneficial interests in a Global Security for purchase, by the Fundamental Change Expiration Time.

The Fundamental Change Purchase Notice in respect of any Securities to be purchased shall state:

(1)           if certificated, the certificate numbers of such Securities;

(2)           the portion of the principal amount of such Securities, which must be such that the principal amount that is not to be purchased of each Security that is not to be purchased in full equals $25.00 or an integral multiple of $25.00 in excess thereof; and

(3)           that such Securities are to be purchased by the Company pursuant to the applicable provisions of the Securities and this Indenture.

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.01 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the Fundamental Change Expiration Time by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.03.

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

(b)           On or before the 20th calendar day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of the Securities, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof. Such notice shall be sent by first class mail or, in the case of any Global Securities, in accordance with the procedures of the Depository for providing notices. Simultaneously with providing such Fundamental Change Company Notice, the

Company shall publish this information in a newspaper of general circulation in The City of New York or publish the information on the Company’s website or through such other public medium as the Company may use at that time.

Each Fundamental Change Company Notice shall specify:

(1)           the events causing the Fundamental Change;

(2)           the date of the Fundamental Change;

(3)           the last date on which a Holder of Securities may exercise the purchase right pursuant to this Article 3;

(4)           the Fundamental Change Purchase Price;

(5)           the Fundamental Change Purchase Date;

(6)           the name and address of the Paying Agent and the Conversion Agent, if applicable;

(7)           the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(8)           that the Securities with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with this Indenture;

(9)           that the Holder shall have the right to withdraw any Securities surrendered for purchase prior to the Fundamental Change Expiration Time; and

(10)         the procedures that Holders must follow to require the Company to purchase their Securities.

No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders of Securities or affect the validity of the proceedings for the purchase of the Securities pursuant to this Section 3.01.

(c)           Notwithstanding the foregoing, there shall be no purchase of any Securities pursuant to this Section 3.01 if the principal amount of the Securities has been accelerated, and such acceleration has not been rescinded, on or prior to the Fundamental Change Purchase Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Securities). The Paying Agent will promptly return to the respective Holders thereof any Physical Securities held by it during the acceleration of the Securities (except in the case of an acceleration resulting from a Default by the Company in the payment of the Fundamental Change Purchase Price with respect to such Securities) and shall deem to be cancelled any instructions for book-entry transfer of the Securities in compliance with the procedures of the Depository, in which case, upon such return or cancellation, as the case may be, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.02          Effect of Fundamental Change Purchase Notice. Upon receipt by the Paying Agent of a Fundamental Change Purchase Notice specified in Section 3.01, the Holder of the Security in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.03) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Security (and any previously accrued and unpaid interest on such Security). Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the applicable Fundamental Change Purchase Date (provided the conditions in Section 3.01 have been satisfied) and (y) the time of delivery or book-entry transfer of such Security to the Paying

Agent by the Holder thereof in the manner required by Section 3.01, subject in each case to extensions to comply with applicable law.

Section 3.03          Withdrawal of Fundamental Change Purchase Notice. A Fundamental Change Purchase Notice may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Fundamental Change Expiration Time, specifying:

(1)           the principal amount of the Securities with respect to which such notice of withdrawal is being submitted;

(2)           if Physical Securities have been issued, the certificate numbers of the withdrawn Securities; and

(3)           the principal amount, if any, of each Security that remains subject to the Fundamental Change Purchase Notice, which must be such that the principal amount not to be purchased equals $25.00 or an integral multiple of $25.00 in excess thereof;

provided, however, that if the Securities are Global Securities, the notice must comply with Applicable Procedures of the Depository.

The Paying Agent will promptly return to the respective Holders thereof any Physical Securities with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.03.

Section 3.04          Deposit of Fundamental Change Purchase Price. Prior to 10:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Purchase Date. If the Paying Agent holds cash sufficient to pay the Fundamental Change Purchase Price of the Securities for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Securities will cease to be Outstanding and interest will cease to accrue thereon (whether or not book-entry transfer of such Securities is made or such Securities have been delivered to the Paying Agent) and (b) all other rights of the Holders in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery or book-entry transfer of such Securities).

Section 3.05          Securities Purchased in Whole or in Part. Any Security that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Securities, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.06          Covenant To Comply with Applicable Laws upon Purchase of Securities. In connection with any offer to purchase Securities under Section 3.01, the Company shall, in each case if required by law, (i) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (ii) file a Schedule TO or any other required schedule under the Exchange Act and (iii) otherwise comply with all federal and state securities laws applicable to the Company in connection with such purchase offer, in each case, so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01.

Section 3.07          Repayment to the Company. To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.04 exceeds the aggregate Fundamental Change Purchase Price of the Securities or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE 4

OPTIONAL REDEMPTION

Section 4.01          Applicability of Article III of the Base Indenture.

(a)           Article III of the Base Indenture shall not apply to the Securities. Instead, the provisions of this Article 4 shall, with respect to the Securities, supersede in its entirety Article III of the Base Indenture.

Section 4.02          No Sinking Fund.

(a)           Article XI of the Base Indenture shall not apply with respect to the Securities.

Section 4.03          Redemption.

(a)           The Securities shall not be redeemed by the Company prior to August 15, 2021. On or after August 15, 2021, the Company may redeem the Securities (an “Optional Redemption”) for cash, in whole or from time to time in part, at the Company’s option, at a redemption price (the “Redemption Price”) equal to 100% of the principal amount of the Securities to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, if the Last Reported Sale Price of the Common Stock has been at least 120% of the Conversion Price then in effect for at least 20 trading days (whether or not consecutive), including the Trading Day immediately preceding the date on the Redemption Notice is provided, during any 30 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which the Company provides the Redemption Notice; provided, however, that if the Redemption Date falls after a Regular Record Date but on or prior to the immediately succeeding Interest Payment Date, the Company will pay the full amount of accrued and unpaid interest to the Holder of record as of the Close of Business on such Regular Record Date, and the Redemption Price will be equal to 100% of the principal amount of the Securities to be redeemed. If a Holder surrenders its Securities for conversion following the date the Company delivers a Redemption Notice and prior to the related Redemption Date, interest will continue to accrue until the date on which the Company delivers the Settlement Amount in respect of such Securities that such Holder converts, and will be payable to the Holder together with the Settlement Amount (without duplication of any interest such Holder is otherwise entitled to by virtue of being the Holder on a Regular Record Date).

Section 4.04          Notice of Redemption; Selection of Securities.

(a)           If the Company wishes to exercise its right to redeem all or, as the case may be, any part of the Securities pursuant to Section 4.03, it shall fix a date for redemption (each, a “Redemption Date”), and it or, at its written request received by the Trustee not less than five calendar days prior to the date of the Redemption Notice (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall provide notice of such redemption (a “Redemption Notice”) not less than 30 nor more than 60 calendar days prior to the Redemption Date by mail or electronic delivery to each Holder of Securities so to be redeemed as a whole or in part at its last address as the same appears on the Security Register. The Redemption Date must be a Business Day.

(b)           The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice by mail or any defect in the Redemption Notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

(c)           Each Redemption Notice shall specify:

(1)           the Redemption Date;

(2)           the Redemption Price;

(3)           that on the Redemption Date, the Redemption Price will become due and payable upon each Security to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(4)           the place or places where such Securities are to be surrendered for payment of the Redemption Price;

(5)           that Holders may surrender their Securities for conversion at any time prior to the Close of Business on the Business Day immediately preceding the Redemption Date;

(6)           the procedures a converting Holder must follow to convert its Securities and the Specified Dollar Amount, if applicable;

(7)           the then-current Conversion Rate;

(8)           the CUSIP and ISIN or other similar numbers, if any, assigned to such Securities; and

(9)           in case any Security is redeemed in part only, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender of such Security, a new Security in principal amount equal to the unredeemed portion thereof shall be issued.

(d)           A Redemption Notice shall be irrevocable.

(e)           If fewer than all of the outstanding Securities are to be redeemed, the Securities shall be selected for Optional Redemption (in principal amounts of $25.00 or multiples thereof) in accordance with the applicable procedures of DTC, in the case of Global Securities, and by lot, in the case of certificated Securities.

(f)            In the event of any redemption in part, the Company shall not be required to register the transfer of or exchange any Security so selected for redemption, in whole or in part, except the unredeemed portion of any Security being redeemed in part.

Section 4.05          Payment of Securities Called for Redemption.

(a)           If any Redemption Notice has been given in respect of the Securities in accordance with Section 4.04, the Securities shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Securities at the place or places stated in the Redemption Notice, the Securities shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)           Prior to the Open of Business on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 3.06 of the Base Indenture an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Securities to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Securities to be redeemed shall be made on the Redemption Date for such Securities. The Paying Agent shall, promptly after such payment and upon written demand by the Company, return to the Company any funds in excess of the Redemption Price.

Section 4.06          Restrictions on Redemption.

(a)           The Company may not redeem any Securities on any date if the principal amount of the Securities has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Securities).

ARTICLE 5

CONVERSION

Section 5.01          Right To Convert. (a) Subject to and upon compliance with the provisions of the Indenture, each Holder shall have the right, at such Holder’s option, to convert its Securities, or any portion of its Securities such that the principal amount that remains Outstanding of each Security that is not converted in full equals $25.00 or an integral multiple of $25.00 in excess thereof, into the Settlement Amount determined in accordance with Section 5.03(a) hereof, (x) prior to the Close of Business on the Business Day immediately preceding February 15, 2023, only upon satisfaction of one or more of the conditions described in Section 5.01(b) hereof, and (y) on or after February 15, 2023, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Maturity Date.

(b)           (1)           A Holder may surrender Securities for conversion during any fiscal quarter commencing after September 30, 2017 (and only during such fiscal quarter) if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 120% of the Conversion Price in effect on each Trading Day.

(2)           A Holder may surrender Securities for conversion during the five Business Day period after any five consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $25.00 principal amount of Securities, as determined following a request by a Holder in accordance with the procedures set forth in this Section 5.01(b)(2), for each Trading Day of such Measurement Period was less than 98% of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Last Reported Sale Price of the Common Stock on such Trading Day. The Trading Price shall be determined by the Bid Solicitation Agent pursuant to this Section 5.01(b)(2) and the definition of “Trading Price” set forth in Section 1.02 hereof. The Company shall provide written notice to the Bid Solicitation Agent (if other than the Company) of the three independent nationally recognized securities dealers selected by the Company in accordance with the definition of Trading Price, along with the appropriate contact information for each. The Bid Solicitation Agent (if other than the Company) shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination; and the Company shall have no obligation to make such request (or, if the Company is the Bid Solicitation Agent, to determine the Trading Price of the Securities) unless a Holder of a Security provides it with reasonable evidence that the Trading Price per $25.00 principal amount of Securities would be less than 98% of the product of (i) the Conversion Rate in effect on the next Trading Day and (ii) the Last Reported Sale Price of the Common Stock on such Trading Day. At such time, the Company shall instruct the Bid Solicitation Agent (if other than the Company) to determine (or, if the Company is the Bid Solicitation Agent, the Company shall determine) the Trading Price per $25.00 principal amount of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $25.00 principal amount of Securities for a Trading Day is greater than or equal to 98% of the product of (i) the Conversion Rate in effect on such Trading Day and (ii) the Last Reported Sale Price of the Common Stock on such Trading Day. Whenever the condition to conversion set forth in this Section 5.01(b)(2) has been met, but was not met on the immediately preceding Trading Day, the Company will so notify the Holders and the Trustee. If, at any time after the condition to conversion set forth in this Section 5.01(b)(2) has been met, the condition to conversion set forth in this Section 5.01(b)(2) ceases to be met, the Company will so notify the Holders and the Trustee on the first Trading Day on which such condition ceases to be met.

(3)           If the Company calls the Securities for Redemption pursuant to Article 4, Holders may convert at any time prior to the Close of Business on the Trading Day prior to the Redemption Date, even if the Securities are not otherwise convertible at such time. After that time, the right to convert such Securities on account of the Company’s delivery of the Redemption Notice will expire, unless the Company defaults in the payment of the Redemption Price (in which case a Holder may convert all or any portion of its Securities until the Business Day immediately preceding the date on which the Redemption Price has been paid or duly provided for.

(4)           If the Company elects to (x) issue to all or substantially all holders of the Common Stock rights, options or warrants entitling them for a period of not more than 45 calendar days after the date of such issuance to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance; or (y) distribute to all or substantially all holders of the Common Stock the Company’s assets, debt securities or rights to purchase the Company’s securities, which distribution has a per-share value, as reasonably determined by the Board of Directors, exceeding 10% of the Last Reported Sale Price of the Common Stock on, and including, the Trading Day immediately preceding the date of announcement for such distribution, then, the Company must deliver notice of such issuance or distribution, and of the Ex-Dividend Date for such issuance or distribution, to the Holders at least 40 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution. Holders may surrender their Securities for conversion at any time during the period beginning on the 35th Scheduled Trading Day immediately prior to the Ex-Dividend Date for such issuance or distribution and ending on the earlier of (a) the Close of Business on the Business Day immediately preceding the Ex-Dividend Date for such issuance or distribution or (b) its announcement that such issuance or distribution will not take place, even if the Securities are not otherwise convertible at such time; provided, however, that Holders may not convert their Securities pursuant to this Section 5.01(b)(4) if the Company provides that Holders shall participate, at the same time and upon the same terms as holders of the Common Stock, and as a result of holding the Securities, in the relevant issuance or distribution without having to convert their Securities as if they held a number of shares of the Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for such issuance or distribution multiplied by the principal amount (expressed in thousands) of Securities held by such Holder on the Ex-Dividend Date for such issuance or distribution.

(5)           If (i) a Make-Whole Fundamental Change occurs or (ii) the Company is a party to (a) a consolidation, merger, binding share exchange, pursuant to which the Common Stock would be converted into cash, securities or other assets or (b) a sale, conveyance, transfer or lease of all or substantially all of the assets of the Company and its Subsidiaries, on a consolidated basis, to another person (other than any of the Company’s Subsidiaries), the Securities may be surrendered for conversion at any time from or after the date that is 35 Scheduled Trading Days prior to the anticipated Fundamental Change Effective Date or the anticipated effective date of such sale, conveyance, transfer or lease, as the case may be (or, if later, the Business Day after the Company gives notice of such transaction) until the Close of Business (i) if such transaction is a Fundamental Change, on the Business Day immediately preceding the Fundamental Change Purchase Date, and, (ii) otherwise, on the 30th Business Day immediately following the effective date for such transaction. The Company will notify the Holders of any such transaction:

(A)          as promptly as practicable following the date the Company publicly announces such transaction but in no event less than 40 Scheduled Trading Days prior to the anticipated effective date of such transaction; or

(B)          if the Company does not have knowledge of such transaction at least 40 Scheduled Trading Days prior to the anticipated effective date of such transaction, within one Business Day of the date upon which the Company receives notice, or otherwise becomes aware, of such transaction, but in no event later than the actual effective date of such transaction.

(c)           Notwithstanding any provision of the Securities or this Indenture, no Holder will be entitled to convert Securities for shares of Common Stock to the extent that receipt of such shares of Common Stock following conversion would cause such Holder to Beneficially Own or Constructively Own (as such terms are defined in the Company’s charter) more than 9.8% (by value or number, whichever is more restrictive) of the shares of Common Stock or of the Company’s Capital Stock, outstanding at such time. Any attempted conversion of Securities that would result in the issuance of shares of Common Stock in excess of such limitation contained in the Company’s charter, shall, in the absence of an exemption in the Company’s charter, be void to the extent of the number of shares of Common Stock that would cause such violation and the related Security or portion thereof shall be returned to the Holder as promptly as practicable. The Company will have no further obligation to the Holder with respect to such voided conversion and such Securities will be treated as if they had not been submitted for conversion.

(d)           If the Company calls any or all of the Securities for redemption pursuant to Article 4, a Holder of Securities may convert all or any portion of its Securities called for redemption only until Close of Business, on the

Business Day immediately preceding the Redemption Date. If a portion of a Holder’s Security is selected for partial redemption and such Holder converts a portion of the same Security, the converted portion will be deemed to be from the portion selected for redemption.

Section 5.02          Conversion Procedures.

(a)           Each Security shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the Applicable Procedures of the Depository.

(b)           To exercise the conversion privilege with respect to a beneficial interest in a Global Security, the Holder must complete the appropriate instruction form for conversion pursuant to the Depository’s book-entry conversion program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 5.02(f) and any taxes or duties if required pursuant to Section 5.02(g), and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depository.

To exercise the conversion privilege with respect to any Physical Securities, the Holder of such Physical Securities shall:

(1)           complete and manually sign a conversion notice in the form set forth in the Form of Notice of Conversion (the “Conversion Notice”) or a facsimile of the Conversion Notice;

(2)           deliver the Conversion Notice, which is irrevocable, and the Security to the Conversion Agent;

(3)           if required, furnish appropriate endorsements and transfer documents,

(4)           if required, make any payment required under Section 5.02(f); and

(5)           if required, pay all transfer or similar taxes as set forth in Section 5.02(g).

If a Security is subject to a Fundamental Change Purchase Notice, such Security may not be converted unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.03 hereof prior to the relevant Fundamental Change Expiration Time.

For any Security, the first Business Day on which the Holder of such Security satisfies all of the applicable requirements set forth above with respect to such Security and on which conversion of such Security is not otherwise prohibited under this Indenture shall be the “Conversion Date” with respect to such Security.

Each conversion shall be deemed to have been effected as to any such Securities (or portion thereof) surrendered for conversion at the Close of Business on the applicable Conversion Date; provided, however, that the person in whose name the certificate for any shares of Common Stock delivered upon conversion is registered shall be treated as a stockholder of record as of the Close of Business on (i) such Conversion Date (in the case of Physical Settlement) or (ii) the last Trading Day of the applicable Cash Settlement Averaging Period (in the case of Combination Settlement) except to the extent required by Section 5.04 hereof. At the Close of Business on the Conversion Date for a Security, the converting Holder shall no longer be the Holder of such Security.

(c)           Endorsement. Any Securities surrendered for conversion shall, unless shares of Common Stock issuable on conversion are to be issued in the same name as the registration of such Securities, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or its duly authorized attorney.

(d)           Physical Securities. If any Securities in a denomination greater than $25.00 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the

Securities so surrendered, without charge, new Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

(e)           Global Securities. Upon the conversion of a beneficial interest in Global Securities, the Conversion Agent shall make a notation in its records as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Securities effected through any Conversion Agent other than the Trustee.

(f)            Interest Due Upon Conversion. If a Holder converts a Security after the Close of Business on a Regular Record Date but prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, such Holder must accompany such Security with an amount of cash equal to the amount of interest that will payable on such Security on the corresponding Interest Payment Date; provided, however, that a Holder need not make such payment (1) if the Conversion Date follows the Regular Record Date immediately preceding the Maturity Date; (2) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date and the Holder converts its Security after the Close of Business on such Regular Record Date and on or prior to the Open of Business on such Interest Payment Date; or (3) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Security.

(g)           Taxes Due upon Conversion. If a Holder converts a Security, the Company will pay any documentary, stamp or similar issue or transfer tax due on the issue of any shares of the Common Stock upon the conversion, unless the tax is due because the Holder requests that any shares be issued in a name other than the Holder’s name, in which case the Holder will pay that tax.

Section 5.03          Settlement Upon Conversion.

(a)           Settlement Amount. Subject to this Section 5.03, if a Holder converts a Security, the Company shall pay or deliver to such Holder, as the case may be, in respect of each $25.00 principal amount of Securities being converted, solely cash, solely shares of Common Stock or a combination of cash and Common Stock (the “Settlement Amount”), at the Company’s election, as set forth in this Section 5.03.

(1)           The Company shall pay or deliver, as the case may be, the Settlement Amount on the second Trading Day immediately following the last Trading Day of the Cash Settlement Averaging Period; provided, that;

(A)          if the Company elects to fulfill its conversion obligation solely in shares of Common Stock, the Company shall deliver such Common Stock on the second Trading Day immediately following the relevant Conversion Date; and

(B)          if prior to the relevant Conversion Date, the Common Stock has been replaced by Reference Property consisting solely of cash, pursuant to Section 5.07, the Company shall pay such cash on the second Trading Day immediately following the relevant Conversion Date. Notwithstanding the foregoing, if any information required to calculate the conversion obligation is not available as of the applicable settlement date, the Company will deliver the additional shares of Common Stock resulting from such adjustment on the second Trading Day after the earliest Trading Day on which such calculation can be made.

(2)           All conversions during the Final Conversion Period will be settled in the same relative proportions of cash and/or shares of Common Stock (the “Settlement Method”).

(3)           Prior to the first day of the Final Conversion Period, the Company will elect (or be deemed to have elected) the same Settlement Method for all conversions occurring on any given Conversion Day. Except for any conversions that occur during the Final Conversion Period, the Company need not elect the same Settlement Method with respect to conversions that occur on different Conversion Dates.

(4)           With respect to each Conversion Date occurring prior to the Final Conversion Period, the Company shall deliver a notice (each, a “Settlement Notice”) of the relevant Settlement Method not later than the Close of Business on the second Trading Day following the related Conversion Date. With respect to each Conversion Date occurring during the Final Conversion Period, the Company shall, prior to the Final Conversion Period, deliver a single Settlement Notice that shall apply to all conversions occurring during the Final Conversion Period. Each such Settlement Notice shall specify whether the Company shall satisfy its conversion obligation by (i) delivering solely shares of Common Stock (“Physical Settlement”), (ii) paying solely cash (“Cash Settlement”) or (iii) paying and delivering, as the case may be, a combination of cash and shares of Common Stock (“Combination Settlement”). In the case of an election that provides for Combination Settlement, the relevant Settlement Notice shall indicate the Specified Dollar Amount. If the Company does not deliver a Settlement Notice within the time periods specified above, or if the Company provides a Settlement Notice within the time periods specified above and elects Combination Settlement but the Settlement Notice does not specify a Specified Dollar Amount, the Company will be deemed to have elected Combination Settlement with a Specified Dollar Amount of $25.00.

(5)           The Settlement Amount in respect of any conversion shall be computed as follows:

(A)          if the Company elects to satisfy its conversion obligation in respect of such conversion through Physical Settlement, the Company will deliver to the converting Holder a number of shares of Common Stock equal to (1) (i) the aggregate principal amount of Securities to be converted, divided by (ii) $25.00, multiplied by (2) the then-applicable Conversion Rate on the date the converting Holder becomes a record owner of Common Stock pursuant to the last paragraph of Section 5.02(b);

(B)          if the Company elects to satisfy its conversion obligation in respect of such conversion through Cash Settlement, the Company shall pay to the converting Holder cash in an amount per $25.00 principal amount of Securities being converted equal to the sum of the Daily Conversion Values for each of the 30 consecutive Trading Days during the related Cash Settlement Averaging Period; and

(C)          if the Company elects to satisfy its conversion obligation in respect of such conversion through Combination Settlement, the Company shall pay and deliver to the converting Holder, as the case may be, in respect of each $25.00 principal amount of Securities being converted, a Settlement Amount equal to the sum of the Daily Settlement Amounts for each of the 30 consecutive Trading Days during the related Cash Settlement Averaging Period.

(6)           The “Daily Settlement Amount” for each of the 30 consecutive Trading Days of the applicable Cash Settlement Averaging Period, will consist of:

(A)          cash equal to the lesser of (i) a dollar amount per Security to be received upon conversion as specified by the Company in the Settlement Notice (the “Specified Dollar Amount”), if any, divided by 30 (such quotient being referred to as the “Daily Measurement Value”) and (ii) the Daily Conversion Value; and

(B)          to the extent the Daily Conversion Value for such Trading Day exceeds the Daily Measurement Value for such Trading Day, a number of shares of Common Stock equal to (i) the difference between the Daily Conversion Value and the Daily Measurement Value, divided by (ii) the Daily VWAP of the Common Stock for such Trading Day.

(7)           In the case of Cash Settlement or Combination Settlement, the Settlement Amount shall be determined by the Company promptly following the last day of the Cash Settlement Averaging Period. Promptly after such determination of the Settlement Amount and the amount of cash deliverable in lieu of fractional shares (if any), the Company shall notify the Trustee and the Conversion Agent of the Daily Settlement Amounts or the Daily Conversion Values, as the case may be, and the amount of cash deliverable in lieu of fractional shares of Common Stock. The Trustee and the Conversion Agent shall be entitled to rely exclusively on the notice given by the Company and shall have no responsibility for any such determination.

(b)           Fractional Shares. Notwithstanding the foregoing, the Company will not issue fractional shares of Common Stock as part of the Settlement Amount due with respect to any converted Security in respect of which shares of Common Stock are deliverable. Instead, if any such Settlement Amount includes a fraction of a share of Common Stock, the Company will, in lieu of delivering such fraction of a share of Common Stock, pay an amount of cash equal to the product of (i) such fraction of a share and (ii) the Daily VWAP of the Common Stock on the relevant Conversion Date (in the case of Physical Settlement) or on the last Trading Day of the applicable Cash Settlement Averaging Period (in the case of Combination Settlement), subject in each case to the following paragraph.

If a Holder surrenders more than one Security for conversion on a single Conversion Date, the Company will calculate the amount of cash and the number of shares of Common Stock due with respect to such Securities as if such Holder had surrendered for conversion one Security having an aggregate principal amount equal to the sum of the principal amounts of each of the Securities surrendered for conversion by such Holder on such Conversion Date.

(c)           Settlement of Accrued Interest and Deemed Payment of Principal. If a Holder converts a Security, the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Security and the Company’s delivery of the amount of cash and the number of shares of Common Stock, if any, into which a Security is convertible will be deemed to satisfy and discharge in full the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Security to, but excluding, the Conversion Date; provided, however, that if a Holder converts a Security after a Regular Record Date and prior to the Open of Business on the corresponding Interest Payment Date, the Company will still be obligated to pay the interest due on such Interest Payment Date to the Holder of such Security on such Regular Record Date (provided the Holder makes the interest payment upon conversion if so required by Section 5.02(f)).

As a result, except as otherwise provided in the proviso to the immediately preceding sentence, any accrued and unpaid interest with respect to a converted Security will be deemed to be paid in full rather than cancelled, extinguished or forfeited. In addition, if the Settlement Amount for any Security includes both cash and shares of the Common Stock, accrued and unpaid interest will be deemed to be paid first out of the amount of cash delivered upon such conversion. In no event will a Holder be entitled to receive any dividend or other distribution with respect to any Common Stock issued on conversion of such Holder’s Securities if the applicable Conversion Date is after the Regular Record Date for such dividend or distribution. Prior to the settlement of any conversion in accordance with this Section 5.03, a Holder shall not be the owner of any Common Stock issuable upon conversion of such Holder’s Securities.

(d)           Notices. Whenever a Conversion Date occurs with respect to a Security, the Conversion Agent will, as promptly as possible, and in no event later than the Business Day immediately following such Conversion Date, deliver to the Company and the Trustee, if it is not then the Conversion Agent, notice that a Conversion Date has occurred, which notice will state such Conversion Date, the principal amount of Securities converted on such Conversion Date and the names of the Holders that converted Securities on such Conversion Date.

Section 5.04          Adjustment of Conversion Rate. The Conversion Rate will be adjusted as described in this Section 5.04, except that the Company shall not make any adjustment to the Conversion Rate if Holders participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of the Common Stock and as a result of holding the Securities, in any of the transactions described below without having to convert their Securities, as if they held a number of shares of Common Stock equal to the applicable Conversion Rate, multiplied by the principal amount (expressed in thousands) of Securities held by such Holder.

(a)           If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all outstanding shares of the Common Stock, or if the Company effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0 x	OS1
OS0

where,

CR0	=

the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or combination, as applicable;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1	=	the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination, as applicable.

Any adjustment made under this Section 5.04(a) shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution, or immediately after the Open of Business on the effective date for such share split or share combination. If any dividend or distribution of the type described in this Section 5.04(a) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b)           If the Company issues to all or substantially all holders of the outstanding Common Stock any rights, options or warrants entitling them, for a period of not more than 45 calendar days after the date of such issuance, to subscribe for or purchase shares of the Common Stock, at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be increased based on the following formula:

CR1	=	CR0 x	OS0 + X
OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

Any increase made under this Section 5.04(b) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of Common Stock are not delivered upon the expiration of such rights, options or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, or if such rights, options or warrants are not exercised prior to their expiration, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such Ex-Dividend Date for such issuance had not occurred.

For purposes of this Section 5.04(b) and Section 5.01(b)(3) hereof, in determining whether any rights, options or warrants entitle the holders of the Common Stock to subscribe for or purchase shares of the Common Stock at a price per share less than such average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such issuance, and in determining the aggregate offering price of such shares of the Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c)           If the Company distributes shares of its Capital Stock, evidences of its indebtedness, other assets or property of the Company or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of the outstanding Common Stock, excluding:

(1)           dividends or distributions, rights options or warrants as to which an adjustment was effected pursuant to Section 5.04(a) hereof or Section 5.04(b) hereof;

(2)           dividends or distributions paid exclusively in cash as to which an adjustment was effected pursuant to Section 5.04(d) hereof; and

(3)           Spin-Offs as to which the provisions set forth below in this Section 5.04(c) shall apply;

then the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 x	SP0
SP0 - FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0	=

the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=

the fair market value (as determined by the Board of Directors) of the shares of the Company’s Capital Stock, evidences the Company’s indebtedness, other assets, or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities distributed with respect to each outstanding share of the Common Stock on the Ex-Dividend Date for such distribution.

If “FMV” (as defined above) is equal to or greater than the “SP0” (as defined above), in lieu of the foregoing increase, each Holder of Securities shall receive, in respect of each $25.00 principal amount of Securities it holds, at the same time and upon the same terms as holders of the Common Stock, the amount and kind of the Company’s Capital Stock, evidences of the Company’s indebtedness, other assets or property of the Company or rights, options or warrants to acquire the Company’s Capital Stock or other securities that such Holder would have received as if such Holder owned a number of shares of Common Stock equal to the Conversion Rate in effect on the Ex-Dividend Date for the distribution.

Any increase made under the portion of this Section 5.04(c) will become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

With respect to an adjustment pursuant to this Section 5.04(c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary of the Company or other business unit of the Company, and such Capital Stock or similar equity interest is listed or quoted (or will be listed or quoted upon the consummation of the distribution) on a United States national securities exchange (a “Spin-Off”), the Conversion Rate will be increased based on the following formula:

CR1	=	CR0 x	FMV0 + MP0
MP0

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the last day of the Valuation Period;

CR1	=	the Conversion Rate in effect immediately after the Close of Business on the last day of the Valuation Period;

FMV0	=

the average of the Last Reported Sale Prices of the Capital Stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day period after, and including, the effective date of the Spin-Off (the “Valuation Period”); and

MP0	=	the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

If the Ex-Dividend Date for the Spin-Off is less than 10 Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references within this Section 5.04(c) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Conversion Values in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for the Spin-Off to, and including, the last Trading Day of such Cash Settlement Averaging Period. For purposes of determining the applicable Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Ex-Dividend Date for any Spin-Off, references within the portion of this Section 5.04(c) related to “Spin-Offs” to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such Spin-Off to, and including, the relevant Conversion Date.

For purposes of the second adjustment set forth in this Section 5.04(c), (i) the Last Reported Sale Price of any Capital Stock or similar equity interest shall be calculated in a manner analogous to that used to calculate the Last Reported Sale Price of the Common Stock in the definition of “Last Reported Sale Price” set forth in Section 1.02 hereof, (ii) whether a day is a Trading Day (and whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for such Capital Stock or similar equity interest shall be determined in a manner analogous to that used to determine whether a day is a Trading Day (or whether a day is a Scheduled Trading Day and whether a Market Disruption Event has occurred) for the Common Stock, and (iii) whether a day is a Trading Day to be included in a Valuation Period will be determined based on whether a day is a Trading Day for both the Common Stock and such Capital Stock or similar equity interest.

Subject to Section 5.04(g), for the purposes of this Section 5.04(c), rights, options or warrants distributed by the Company to all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (1) are deemed to be transferred with such shares of Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.04(c), (and no adjustment to the Conversion Rate under this Section 5.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 5.04(c). If any such right, option or warrant, distributed prior to the date of this Supplemental Indenture are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders). In addition, in the event of any distribution or deemed distribution of rights, options or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 5.04(c) was made, (1) in the case of any such rights, options or warrants which shall all have been redeemed or purchased without exercise by any holders thereof, upon such final redemption or purchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights, options or warrants (assuming each such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights, options or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For purposes of Section 5.04(a) hereof, Section 5.04(b) hereof and this Section 5.04(c), if any dividend or distribution to which this Section 5.04(c) applies includes one or both of:

(A)          a dividend or distribution of shares of Common Stock to which Section 5.04(a) hereof also applies (the “Clause A Distribution”); or

(B)          a dividend or distribution of rights, options or warrants to which Section 5.04(b) hereof also applies (the “Clause B Distribution”),

then (i) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 5.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required to be made under this Section 5.04(c) with respect to such Clause C Distribution shall be made, (ii) the Clause B Distribution, if any, shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 5.04(b) hereof with respect thereto shall then be made, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause B Distribution and the Clause A Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (B) any shares of Common Stock included in the Clause A Distribution or the Clause B Distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 5.04(b) hereof, and (iii) the Clause A Distribution, if any, shall be deemed to immediately follow the Clause C Distribution or the Clause B Distribution, as the case may be, except that, if determined by the Company, (A) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution, if any, shall be deemed to be the Ex-Dividend Date of the Clause C Distribution, and (B) any shares of Common Stock included in the Clause A distribution shall not be deemed to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 5.04(a) hereof.

(d)           If any cash dividend or distribution is made to all or substantially all holders of the Common Stock that, together will all prior dividends or distributions paid during the calendar quarter in which the ex-dividend date for such dividend or distribution occurs (such calendar quarter, the “Dividend Period”), exceeds $0.37 per share, the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 x	SP0 – T
SP0 – C

where,

CR0	=	the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution;

T	=

$0.37 (the “DTA”) ; provided, however, that the DTA with respect to any date shall be reduced by the aggregate per share cash dividends or distributions that were paid to all or substantially all holders of Common Stock during the applicable dividend period prior to such payment and provide further that if the result of such reduction is a negative number, the DTA shall be deemed to be zero; and

C	=	the amount in cash per share that the Company distributes to holders of the Common Stock in such dividend or distribution.

The DTA is subject to adjustment on an inversely proportional basis whenever the Conversion Rate is adjusted other than adjustments made pursuant to this Section 5.04(d).

If “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder shall receive, for each $25.00 principal amount of Securities it holds, at the same time and upon the same terms as holders of shares of the Common Stock, the amount of cash that such Holder would have received if such Holder had owned a number of shares of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such cash dividend or distribution. Such increase shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the Conversion Rate shall be decreased to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(e)           If the Company or any of its Subsidiaries make a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Offer Expiration Date”), the Conversion Rate shall be increased based on the following formula:

CR1	=	CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Offer Expiration Date;

CR1	=	the Conversion Rate in effect immediately after the Close of Business the Offer Expiration Date;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock purchased in such tender offer or exchange offer;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the expiration time of the tender or exchange offer on the Offer Expiration Date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender offer or exchange offer);

OS1

the number of shares of Common Stock outstanding immediately after the expiration time of the tender or exchange offer on the Offer Expiration Date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1		the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Offer Expiration Date.

The adjustment to the applicable Conversion Rate under the preceding paragraph of this Section 5.04(e) will be given effect at the Open of Business on the Trading Day next succeeding the Offer Expiration Date. If the Trading Day next succeeding the Offer Expiration Date is less than 10 Trading Days prior to, and including, the end of the Cash Settlement Averaging Period in respect of any conversion, references within this Section 5.04(e) to 10 Trading Days shall be deemed replaced, for purposes of calculating the affected Daily Conversion Values in respect of that conversion, with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, and including, the last Trading Day of such Cash Settlement Averaging Period. For purposes of determining the applicable Conversion Rate, in respect of any conversion during the 10 Trading Days commencing on the Trading Day next succeeding the Offer Expiration Date, references within this Section 5.04(e) to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding the Offer Expiration Date to, and including, the relevant Conversion Date.

(f)            Special Settlement Provisions. Notwithstanding anything to the contrary herein with respect to converted Securities as to which Combination Settlement is applicable, if a Holder converts a Security and the Daily Settlement Amount for any Trading Day during the Cash Settlement Averaging Period applicable to such Security:

(1)           is calculated based on a Conversion Rate adjusted on account of any event described in Sections 5.04(a) through (e) hereof; and

(2)           includes any shares of Common Stock that, but for this provision, would entitle their holder to participate in such event;

then, although the Company will otherwise treat such Holder as the holder of record of such shares of Common Stock on the last Trading Day of such Cash Settlement Averaging Period, the Company will not permit such Holder to participate in such event on account of such shares of Common Stock.

In addition, if a Holder converts a Security to which Combination Settlement is applicable and:

(1)           the record date, effective date or Offer Expiration Date for any event that requires an adjustment to the Conversion Rate under any of Sections 5.04(a) through (e) hereof occurs:

(A)          on or after the first Trading Day of such Cash Settlement Averaging Period; and

(B)          on or prior to the last Trading Day of such Cash Settlement Averaging Period; and

(2)           the Daily Settlement Amount for any Trading Day in such Cash Settlement Averaging Period that occurs on or prior to such record date, effective date or Offer Expiration Date:

(A)          includes shares of the Common Stock that do not entitle their holder to participate in such event; and

(B)          is calculated based on a Conversion Rate that is not adjusted on account of such event;

then on account of such conversion, the Company will, on such record date, effective date or Offer Expiration Date, treat such Holder, as a result of having converted such Securities, as though it were the record holder of a number of shares of Common Stock equal to the total number of shares of Common Stock that:

(1)           are deliverable as part of the Daily Settlement Amount:

(A)          for a Trading Day in such Cash Settlement Averaging Period that occurs on or prior to such record date, effective date or Offer Expiration Date; and

(B)          is calculated based on a Conversion Rate that is not adjusted for such event; and

(2)           if not for this provision, would not entitle such Holder to participate in such event.

In addition, and notwithstanding anything to the contrary herein, with respect to any Securities as to which Physical Settlement is applicable, if a Conversion Rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Securities on or after such Ex-Dividend Date and on or prior to the related Regular Record Date would be treated as the record holder of shares of Common Stock as of the related Conversion Date in accordance with the provisions of the last paragraph of Section 5.02(b) based on an adjusted Conversion Rate for such Ex-Dividend Date, then, notwithstanding the foregoing Conversion Rate adjustment provisions, the Conversion Rate adjustment relating to such Ex-Dividend Date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owners of the shares of Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

(g)           Poison Pill. Whenever a Holder converts a Security, to the extent that the Company has a rights plan in effect, the Holder converting such Security will receive, in addition to any shares of Common Stock otherwise received in connection with such conversion, the rights under the rights plan unless the rights have separated from the Common Stock, in which case, and only in such case, the Conversion Rate will be adjusted at the time of separation (and not at the time of issuance of the rights) as if the Company distributed to all holders of the Common Stock, shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants as described in Section 5.04(c) hereof, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(h)           Deferral of Adjustments. Notwithstanding anything to the contrary herein, except on and after the first Trading Day of any Cash Settlement Averaging Period with respect to a Security and on or prior to the last Trading Day of such Cash Settlement Averaging Period, the Company will not be required to adjust the Conversion Rate unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further, that any such adjustment of less than one percent that has not been made shall be made upon the occurrence of (i) the Effective Date for any Make-Whole Fundamental Change, (ii) if the Company calls the Securities for Optional Redemption, (iii) the first Trading Day of any Cash Settlement Averaging Period and (iv) if the Company elects to satisfy its conversion obligation solely in shares of Common Stock, upon any conversion of Securities. In addition, the Company shall not account for such deferrals when determining whether any of the conditions to conversion have been satisfied or what number of shares of Common Stock a Holder would have held on a given day had it converted its Securities.

(i)            Limitation on Adjustments. Except as stated in this Section 5.04, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of the Common Stock or such convertible or exchangeable securities. If, however, the application of the formulas in Sections 5.04(a) through (e) hereof would result in a decrease in the Conversion Rate, then, except to the extent of any readjustment to the Conversion Rate, no adjustment to the Conversion Rate will be made (other than as a result of a reverse share split, share combination or readjustment).

In addition, notwithstanding anything to the contrary herein, the Conversion Rate will not be adjusted:

(1)           on account of stock repurchases that are not tender offers referred to in Section 5.04(e) hereof, including structured or derivative transactions, or transactions pursuant to a stock repurchase program approved by the Board of Directors or otherwise;

(2)           upon the issuance or acquisition by us of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

(3)           upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, officer, director or consultant benefit plan, program or agreement of or assumed by the Company or any of its Subsidiaries;

(4)           upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding clause (3) and outstanding as of the date the Securities were first issued;

(5)           for a change in the par value of the Common Stock;

(6)           for accrued and unpaid interest on the Securities, if any; or

(7)           for an event otherwise requiring an adjustment under this Indenture if such event is not consummated.

(j)            For purposes of this Section 5.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(k)           Withholding on Adjustments. If, in connection with any adjustment to the Conversion Rate as set forth in this Section 5.04 a Holder shall be deemed for U.S. federal tax purposes to have received a distribution, the Company may set off any withholding tax it reasonably believes it is required to collect with respect to any such deemed distribution against cash payments of interest in accordance with the provisions of Section 2.04 hereof or from cash and Common Stock, if any, otherwise deliverable to a Holder upon a conversion of Securities in accordance with the provisions of Section 5.03 hereof or repurchase of a Security in accordance with the provisions of Article 3 hereof.

Section 5.05          Discretionary and Voluntary Adjustments.

(a)           Discretionary Adjustments. Whenever any provision of this Indenture requires the Company to calculate the Last Reported Sale Prices, the Daily VWAPs or any function thereof over a span of multiple days (including during a Cash Settlement Averaging Period), the Company will make appropriate adjustments to each to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Effective Date, Ex-Dividend Date or Offer Expiration Date of the event occurs, at any time during the period when such Last Reported Sale Prices, the Daily VWAPs or function thereof is to be calculated.

(b)           Voluntary Adjustments. To the extent permitted by applicable law, the Company is permitted to increase the Conversion Rate of the Securities by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the Company’s best interest. The Company may also (but is not required to) increase the Conversion Rate to avoid or diminish income tax to holders of Common Stock or rights to purchase shares of Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

Section 5.06          Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change or Redemption Notice.

(a)           Increase in the Conversion Rate. If (i) a Make-Whole Fundamental Change occurs or (ii) the Company gives a Redemption Notice with respect to any or all of the Securities, and a Holder elects to convert its Securities in connection with such Make-Whole Fundamental Change or such Redemption Notice, the Company shall, under the circumstances specified in this Section 5.06, increase the Conversion Rate for the Securities so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”), as described in this Section 5.06. A conversion of Securities shall be deemed for these purposes to be “in connection with” a Make-Whole Fundamental Change if the relevant Conversion Notice is received by the Conversion Agent during the period from, and including, the Effective Date of the Make-Whole Fundamental Change up to, and including, the Close of Business on the Business Day immediately prior to the related Fundamental Change Purchase Date or, if such Make-Whole Fundamental Change is not a Fundamental Change, the 35th Business Day immediately following the Effective Date for such Make-Whole Fundamental Change. A conversion of Securities will be deemed to be “in connection with” a Redemption Notice if the notice of conversion of the Securities is received by the Conversion Agent from, and including, the date of the Redemption Notice until the Close of Business on the Business Day immediately preceding the Redemption Date. Pursuant to Section 5.03, upon the Holder’s surrender of Securities for conversion in connection with a Make-Whole Fundamental Change or Redemption Notice, the Company will, at its option, satisfy its conversion obligation by delivering or paying, as the case may be, Common Stock (together with cash in lieu of fractional shares), cash or a combination of cash and shares of Common Stock.

(b)           Cash Mergers. Notwithstanding anything to the contrary herein, if the consideration paid to holders of the Common Stock in any Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change is comprised entirely of cash, then, for any conversion of Securities following the Effective Date of such Make-Whole Fundamental Change, the payment and delivery obligations upon the conversion of a Security shall be calculated based solely on the Stock Price for such Make-Whole Fundamental Change and shall, for each $25.00 principal amount of Securities converted, be deemed to be an amount of cash equal to the product of (i) the Conversion Rate in effect on the applicable Conversion Date (as increased by any number of Additional Shares required by this Section 5.06) multiplied by (ii) such Stock Price. In such event, the Company will pay such amount of cash to a converting Holder on the second Business Day following the applicable Conversion Date. Otherwise, the Company will settle any conversion of the Securities following the Effective Date for a Make-Whole Fundamental Change in accordance with Section 5.02 hereof (but subject to Section 5.07 hereof).

(c)           Determining the Number of Additional Shares. The number of Additional Shares, if any, by which the Conversion Rate will be increased for a Holder that converts its Securities in connection with a Make-Whole Fundamental Change shall be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective or the date of the Redemption Notice, in each case (the “Effective Date”) and the stock price (the “Stock Price”) which shall be the average of the Last Reported Sale Price of the Common Stock over the five (5) Trading Day period ending on, and including, the Trading Day immediately preceding the Effective Date of the Make-Whole Fundamental Change or Redemption Notice; provided, however, that if the holders of the Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (2) of the definition of Fundamental Change, the Stock Price shall be deemed to be the cash amount paid per share.

(d)           Interpolation and Limits. The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(1)           If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(2)           If the Stock Price is greater than $$20.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to Section 5.06(d)(4) hereof), the Conversion Rate shall not be increased.

(3)           If the Stock Price is less than $14.75 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to Section 5.06(d)(4) hereof), the Conversion Rate shall not be increased.

Notwithstanding the foregoing, in no event will the Conversion Rate exceed 1.6949 shares of Common Stock per $25.00 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate is required to be adjusted as set forth in Section 5.04 hereof.

(4)           The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is otherwise required to be adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares set forth in such table shall be adjusted in the same manner and at the same time as the Conversion Rate is required to be adjusted as set forth in Section 5.04.

(e)           Notices. The Company shall notify the Trustee and the Holders of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five Business Days after such Effective Date.

Section 5.07          Effect of Recapitalization, Reclassification, Consolidation, Merger or Sale.

(a)           Merger Events. In the case of:

(1)           any recapitalization, reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a split, subdivision or combination for which an adjustment was made pursuant to Section 5.04(a) hereof);

(2)           any consolidation, merger or combination involving the Company;

(3)           any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(4)           any statutory share exchange;

and, in each case, as a result of which the outstanding shares of Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event,” any such stock, other securities, other property or assets, “Reference Property,” and the amount of kind of Reference Property that a holder of one share of Common Stock (i) is entitled to receive in the applicable Merger Event or (ii) if as a result of the applicable Merger Event, each share of Common Stock is converted into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the per-share of Common Stock weighted average of the types and amounts of Reference Property received by the holders of Common Stock that affirmatively make such an election, a “Unit of Reference Property”) then, at the effective time of such Merger Event, the right to convert each $25.00 principal amount of Securities based on a number of shares of the Common Stock equal to the applicable Conversion Rate will, without the consent of the Holders, be changed into a right to convert each $25.00 principal amount of Securities based on a number of Units of Reference Property equal to the applicable Conversion Rate and, prior to or at the effective time of such Merger Event, the Company or the successor or purchasing person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for such change in the right to convert each $25.00 principal amount of Securities; provided, however, that (i) any amount payable in cash upon conversion of the Securities in accordance with Sections 5.03 and 5.06 hereof shall continue to be payable in cash, (ii) the number of shares of Common Stock that the Company would have been required to deliver upon conversion of the Securities in accordance with Sections 5.03 and 5.06 hereof shall instead be deliverable in Units of Reference Property and (iii) the Daily VWAP and the Last Reported Sale Price will, to the extent reasonably possible, be calculated based on the value of a Unit of Reference Property and the definitions of Trading Day and Market Disruption Event shall be determined by reference to the components of a Unit of Reference Property.

If the Merger Event causes the outstanding Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election) as contemplated by the preceding paragraph such that a Unit of Reference Property is comprised of the per-share of Common Stock weighted average of the types and amounts of consideration received by the holders of the Common Stock in the Merger Event that affirmatively make such an election, the Company shall notify Holders of the weighted average as soon as practicable after such determination is made.

The Company shall not become a party to any Merger Event unless its terms are consistent with this Section 5.07. Such supplemental indenture described in the second immediately preceding paragraph shall provide for adjustments which shall be as nearly equivalent to the adjustments provided for in this Article 5 in the judgment of the Board of Directors or the board of directors of the successor person. If, in the case of any such Merger Event, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock, securities or other property or assets (including cash or any combination thereof) of a person other than the successor or purchasing person, as the case may be, in such Merger Event, then such supplemental indenture shall also be executed by such other person.

(b)           Notice of Supplemental Indentures. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities maintained by the Security Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture. The above provisions of this Section 5.07 shall similarly apply to successive Merger Events.

Section 5.08          Stock Issued Upon Conversion.

(a)           Reservation of Shares. To the extent necessary to satisfy its obligations under this Indenture, prior to issuing any shares of Common Stock, the Company will reserve out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to permit the conversion of the Securities.

(b)           Certain other Covenants. The Company covenants that all shares of Common Stock that may be issued upon conversion of Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder or due to a change in registered owner). The Company shall list or cause to have quoted any shares of Common Stock to be issued upon conversion of Securities on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 5.09          Responsibility of Trustee. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Securities; and the Trustee and the Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Securities for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 5. The rights, privileges, protections, immunities and benefits given to the

Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

Section 5.10          Notice to Holders.

(a)           Notice to Holders Prior to Certain Actions. The Company shall deliver notices of the events specified below at the times specified below and containing the information specified below unless, in each case, (i) pursuant to this Indenture, the Company is already required to deliver notice of such event containing at least the information specified below at an earlier time or, (ii) the Company, at the time it is required to deliver a notice, does not have knowledge of all of the information required to be included in such notice, in which case, the Company shall (A) deliver notice at such time containing only the information that it has knowledge of at such time (if it has knowledge of any such information at such time), and (B) promptly upon obtaining knowledge of any such information not already included in a notice delivered by the Company, deliver notice to each Holder containing such information. In each case, the failure by the Company to give such notice, or any defect therein, shall not affect the legality or validity of such event.

(1)           Issuances, Distributions, and Dividends and Distributions. If the Company (A) announces any issuance of any rights, options or warrants that would require an adjustment in the Conversion Rate pursuant to Section 5.04(b) hereof; (B) authorizes any distribution that would require an adjustment in the Conversion Rate pursuant to Section 5.04(c) hereof (including any separation of rights from the Common Stock described in Section 5.04(g) hereof); or (C) announces any dividend or distribution that would require an adjustment in the Conversion Rate pursuant to Section 5.04(d) hereof, then the Company shall deliver to the Holders, as promptly as possible, but in any event at least 15 calendar days prior to the applicable Ex-Dividend Date, notice describing such issuance, distribution, dividend or distribution, as the case may be, and stating the expected Ex-Dividend Date and record date for such issuance, distribution, dividend or distribution, as the case may be. In addition, the Company shall deliver to the Holders notice if the consideration included in such issuance, distribution, dividend or distribution, or the Ex-Dividend Date or record date of such issuance, distribution, dividend or distribution, as the case may be, changes.

(2)           Voluntary Increases. If the Company increases the Conversion Rate pursuant to Section 5.05(b), the Company shall deliver notice to the Holders at least 15 calendar days prior to the date on which such increase will become effective, which notice shall state the date on which such increased will become effective and the amount by which the Conversion Rate will be increased.

(3)           Dissolutions, Liquidations and Winding-Ups. If there is a voluntary or involuntary dissolution, liquidation or winding-up of the Company, the Company shall deliver notice to the Holders as promptly as possible, but in any event at least 15 calendar days prior to the earlier of (i) the date on which such dissolution, liquidation or winding-up, as the case may be, is expected to become effective or occur, and (ii) the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such dissolution, liquidation or winding-up, as the case may be, which notice shall state the expected effective date and record date for such event, as applicable, and the amount and kind of property that a holder of one share of the Common Stock is expected to be entitled, or may elect, to receive in such event. The Company shall deliver an additional notice to holders, as promptly as practicable, whenever the expected effective date or record date, as applicable, or the amount and kind of property that a holder of one share of the Common Stock is expect to be entitled to receive in such event, changes.

(b)           Notices After Certain Actions and Events. Whenever an adjustment to the Conversion Rate becomes effective pursuant to Sections 5.04, 5.05 or 5.06 hereof, the Company will (i) file with the Trustee an Officers’ Certificate stating that such adjustment has become effective, the Conversion Rate, and the manner in which the adjustment was computed and (ii) deliver notice to the Holder’s stating that such adjustment has become effective and the Conversion Rate or conversion privilege as adjusted. Failure to give any such notice, or any defect therein, shall not affect the validity of any such adjustment.

ARTICLE 6

PARTICULAR COVENANTS OF THE COMPANY

Section 6.01          Payment of Principal, Interest, Fundamental Change Purchase Price and Redemption Price. This Section 6.01 shall replace Section 4.01 of the Base Indenture in its entirety.

The Company covenants and agrees that it will cause to be paid the principal of (including the Fundamental Change Purchase Price and the Redemption Price, if applicable), and accrued and unpaid interest, if any, on each of the Securities at the places, at the respective times and in the manner provided herein and in the Securities.

Section 6.02          Maintenance of Office or Agency. This Section 6.02 replaces Section 2.05 of the Base Indenture in its entirety and references in the Base Indenture to Section 2.05 of the Base Indenture shall be deemed replaced with references to this Section 6.02.

The Company will maintain an office of the Paying Agent, an office of the Security Registrar and an office or agency where Securities may be surrendered for conversion (“Conversion Agent”) and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee.

The Company may also from time to time designate coregistrars one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The terms “Paying Agent” and “Conversion Agent” include any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Security Registrar, Custodian, Conversion Agent and the Corporate Trust Office, which shall be in the continental United States, shall be considered as one such office or agency of the Company for each of the aforesaid purposes.

With respect to any Global Security, the Corporate Trust Office of the Trustee or any Paying Agent shall be the place of payment where such Global Security may be presented or surrendered for payment or conversion or for registration of transfer or exchange, or where successor Securities may be delivered in exchange therefor; provided, however, that any such payment, conversion, presentation, surrender or delivery effected pursuant to the Applicable Procedures of the Depository for such Global Security shall be deemed to have been effected at the place of payment for such Global Security in accordance with the provisions of this Indenture.

Section 6.03          Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 7.08 of the Base Indenture, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 6.04          Provisions as to Paying Agent. This Section 6.04 shall replace Section 7.07 of the Base Indenture in its entirety and references in the Base Indenture to Section 7.07 of the Base Indenture shall be deemed replace with references to this Section 6.04.

(a)           If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 6.04:

(1)           that it will hold all sums held by it as such agent for the payment of the principal of, accrued and unpaid interest, if any, on, the Fundamental Change Purchase Price for, and the Redemption Price for, the Securities in trust for the benefit of the holders of the Securities;

(2)           that it will give the Trustee prompt notice of any failure by the Company to make any payment of the principal of, accrued and unpaid interest, if any, on, the Fundamental Change Purchase Price for, or the Redemption Price for, the Securities when the same shall be due and payable; and

(3)           that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, and the Redemption Price for, the Securities, deposit with the Paying Agent a sum sufficient to pay such principal, accrued and unpaid interest, Fundamental Change Purchase Price or Redemption Price, as the case may be, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action, provided that, if such deposit is made on the due date, such deposit must be received by the Paying Agent by 10:00 a.m., New York City time, on such date.

(b)           If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for or Redemption Price for, the Securities, set aside, segregate and hold in trust for the benefit of the holders of the Securities a sum sufficient to pay such principal, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price or Redemption Price, as the case may be, so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, accrued and unpaid interest on, Fundamental Change Purchase Price for or Redemption Price for, the Securities when the same shall become due and payable.

(c)           Anything in this Section 6.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 6.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

Section 6.05          Reports. This Section 6.05 will replace Section 4.02 of the Base Indenture in its entirety.

The Company will file with the Trustee, within 15 days after it is required to file the same with the SEC, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, and to otherwise comply with Section 314(a) of the Trust Indenture Act. Any such report, information or document that the Company files with the Commission through the EDGAR system (or any successor thereto) will be deemed to be delivered to the Trustee for the purposes of this Section 6.05 at the time of such filing through the EDGAR system (or such successor thereto); provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such filing has occurred.

Delivery of any such reports, information and documents to the Trustee shall be for informational purposes only, and the Trustee’s receipt of such reports, information and documents shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 6.06          Statements as to Defaults. The Company shall deliver to the Trustee, as soon as possible, and in any event within thirty days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers’ Certificate setting forth the details of such Default or Event of Default, its status and the action that the Company proposes to take with respect thereto. Such Officers’ Certificate shall also comply with any additional requirements set forth in Section 4.04 of the Base Indenture.

Section 6.07          Supplementary Interest Notice. If Supplementary Interest is payable by the Company pursuant to Section 7.04 hereof, the Company shall deliver to the Trustee an Officers’ Certificate to that effect stating (a) the amount of such Supplementary Interest that is payable and (b) the date on which such interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Supplementary Interest is payable. If the Company has paid Supplementary Interest directly to the Persons entitled to them, the Company shall deliver to the Trustee an Officers’ Certificate setting forth the particulars of such payment.

Section 6.08          Covenant to Take Certain Actions. Before taking any action which would cause an adjustment to the Conversion Rate such that the Conversion Price per share of Common Stock issuable upon conversion of the Securities would be less than the par value of the Common Stock, the Company shall take all corporate actions that may, in the opinion of its counsel, be necessary so it may validly and legally issue shares of Common Stock at such adjusted Conversion Rate.

Section 6.09          Limitation on Liens to Secure Payment of Company Borrowings. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur or suffer to exist any Lien that secures obligations under any indebtedness of the Company (other than Guarantees of indebtedness of its Subsidiaries) on any of its or its Subsidiaries’ assets or property, unless the Securities and any Guarantee of the Securities are equally and ratably secured with the obligations secured by such other Lien. Any Lien created for the benefit of the Holders pursuant to this Section 6.09 may provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Lien that gave rise to the obligation to so secure the Securities.

Section 6.10          Limitation on Unsecured Borrowings or Guaranty of Unsecured Borrowings by Subsidiaries.

(a)           The Company will not permit any of its Subsidiaries to incur any unsecured indebtedness or Guarantee the payment of, assume or in any other manner become liable with respect to any unsecured indebtedness of the Company or any of its Subsidiaries (other than (1) a mirror note issued by the Operating Partnership to the Company in connection with the incurrence by the Company of an unsecured borrowing, (2) other indebtedness issued by the Operating Partnership that ranks equal in right of payment with the mirror note issued on the date hereof to the Company in connection with the offering of the Securities described in the Preliminary Prospectus Supplement, (3) other indebtedness in an aggregate outstanding principal amount which when taken together with the principal amount of all other indebtedness incurred, Guaranteed, assumed or for which a Subsidiary has become liable for pursuant to this clause (3) and then outstanding will not exceed the greater of (a) $25.0 million and (b) 5.0% of the Company’s Total Stockholders’ Equity or (4) intercompany loans or other indebtedness where the borrower and lender are both Subsidiaries of the Company, provided that if a future Note Guarantor is the obligor on any such intercompany indebtedness which is owed to a Subsidiary which is not a Note Guarantor, the intercompany indebtedness will be expressly subordinated in right of payment to the Guarantee of the Securities), unless prior to incurring, Guaranteeing, assuming or becoming liable with respect to such indebtedness, such Subsidiary executes and delivers a supplemental indenture providing for a Guarantee of the obligations under Securities and this Indenture in the same or higher ranking as, and otherwise be on terms comparable or better than, such unsecured indebtedness or Guarantee provided by such Subsidiary of such other unsecured indebtedness.

(b)           The Company may elect, in its sole discretion, to cause any Subsidiary that is not otherwise required to be a Note Guarantor to become a Note Guarantor. Any Guarantee will be limited as necessary to prevent such Guarantee from constituting a fraudulent conveyance under applicable law.

(c)           A Note Guarantor will be released from its obligations under its Guarantee upon the release or discharge of any other indebtedness or Guarantee in respect of other indebtedness that resulted in the issuance of the Guarantee of the Securities.

ARTICLE 7

REMEDIES

Section 7.01                             Amendments to the Base Indenture.

(a)                                 The Holders shall not have the benefit of Article VI of the Base Indenture and, with respect to the Securities, this Article 7 supersedes Article VI of the Base Indenture in its entirety.

(b)                                 Each reference in the Base Indenture to Section 6.04 is, with respect to the Securities, hereby deemed replaced by a reference to Section 7.05 hereof.

(c)                                  Each reference in the Base Indenture to Section 6.05 is, with respect to the Securities, hereby deemed replaced by a reference to Section 7.06 hereof.

(d)                                 Section 7.01(c) of the Base Indenture will be amended to delete “, or its willful misconduct,”.

Section 7.02                             Events of Default. Each of the following events (and only the following events) shall be an “Event of Default” wherever used with respect to the Securities:

(a)                                 default in any payment of interest on any Security when due and payable, and the default continues for a period of thirty days;

(b)                                 default in the payment of the principal of any Security (including the Fundamental Change Purchase Price or the Redemption Price) when due and payable on the Maturity Date, upon Optional Redemption, upon required repurchase, upon declaration of acceleration or otherwise;

(c)                                  failure by the Company to comply with its obligations under Article 5 hereof to convert the Securities into the amount of cash or the combination of cash and shares of Common Stock, if any, determined in accordance with Article 5 hereof upon exercise of a Holder’s conversion right and that failure continues for five (5) Business Days;

(d)                                 failure by the Company to comply with its obligations under Article 10 hereof;

(e)                                  failure by the Company to issue a notice in accordance with the provisions of Section 5.01(b)(3) hereof or Section 3.01(b) hereof when due;

(f)                                   failure by the Company for 60 days after written notice from the Trustee or the Holders of at least 25% in principal amount of the Securities then Outstanding (a copy of which notice, if given by Holders, must also be given to the Trustee) has been received by the Company to comply with any of its other agreements contained in the Securities or this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 7.02 specifically provided for or that is not applicable to the Securities), which notice shall state that it is a “Notice of Default” hereunder;

(g)                                  failure by the Company or any Subsidiary to pay beyond any applicable grace period, or the acceleration of, indebtedness of the Company or any of the Company’s Subsidiaries in an aggregate amount greater than $25,000,000 (or its foreign currency equivalent at the time);

(h)                                 a final judgment or judgments for the payment of $25,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against the Company or its Subsidiaries (other than securitization entities), which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, of (ii) the date on which all rights to appeal have been extinguished;

(i)                                     the Company or any Significant Subsidiary of the Company shall commence a voluntary case or other proceeding seeking the liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of the Company’s or such Significant Subsidiary of the Company’s property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due; or

(j)                                    an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary of the Company seeking liquidation, reorganization or other relief with respect to the Company or such Significant Subsidiary of the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or such Significant Subsidiary of the Company or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty consecutive days.

Section 7.03                             Acceleration; Rescission and Annulment. If one or more Events of Default shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), then, and in each and every such case (other than an Event of Default specified in Section 7.02(j) or Section 7.02(j) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company)), unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the holders of at least 25% in aggregate principal amount of the Securities then Outstanding, by notice in writing to the Company (and to the Trustee if given by the Holders), may declare 100% of the principal of, and accrued and unpaid interest, if any, on all the Securities to be due and payable immediately. If an Event of Default specified in Section 7.02(j) or Section 7.02(j) with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, the principal of, and accrued and unpaid interest, if any, on all Securities shall be immediately due and payable.

Section 7.04                             Supplementary Interest.

(a)                                 Notwithstanding any provisions of the Indenture to the contrary, if the Company so elects, the sole remedy for an Event of Default relating to (i) the Company’s failure to file with the Trustee pursuant to Section 314(a)(1) of the Trust Indenture Act any documents or reports that it is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act, or (ii) the Company’s failure to comply with Section 6.05 hereof (a “Reporting Event of Default”), will consist exclusively of the right to receive additional interest on the Securities (the “Supplementary Interest”) at a rate per year equal to (i) 0.25% per annum of the Outstanding principal amount of the Securities for the first 90 days of the 180-day period on which such Event of Default is continuing beginning on, and including, the date on which such an Event of Default first occurs and (ii) 0.50% per annum of the Outstanding principal amount of the Securities for the last 90 days of such 180-day period as long as such Event of Default is continuing. If the Company so elects, such Supplementary Interest will be payable in the same manner and on the same dates as the stated interest payable on the Securities. On the 181st day after such Event of Default (if the Reporting Event of Default is not cured or waived prior to such 181st day), the Securities will be subject to acceleration pursuant to Section 7.03. The provisions of this Section 7.04 will not affect the rights of Holders of Securities in the event of the occurrence of any Event of Default that is not a Reporting Event of Default. In the event the Company does not elect to pay the Supplementary Interest following an Event of Default in accordance with this Section 7.04 or the Company elected to make such payment but do not pay the Supplementary Interest when due, the Securities will be immediately subject to acceleration as provided in Section 7.03.

(b)                                 In order to elect to pay the Supplementary Interest as the sole remedy during the first 180 days after the occurrence of an Reporting Event of Default, the Company must notify all Holders of Securities, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period. Upon the Company’s failure to timely give such notice, the Securities will be immediately subject to acceleration as provided in Section 7.03.

Section 7.05                             Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities then Outstanding, by written notice to the Company and to the Trustee, may waive (including by way of consents obtained in connection with a repurchase of, or tender or exchange offer for, the Securities) all past Defaults or Events of Default with respect to the Securities (other than a Default or an Event of Default resulting from nonpayment of principal or interest, a failure to deliver consideration due upon conversion or any other provisions that requires the consent of each affected Holder to amend) and rescind any such acceleration with respect to the Securities and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, other than the nonpayment of the principal of, and interest on, the Securities that have become due solely by such declaration of acceleration have been cured or waived.

Section 7.06                             Control by Majority. At any time, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or for exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines to be unduly prejudicial to the rights of a Holder or to the Trustee, or that would potentially involve the Trustee in personal liability unless the Trustee is offered indemnity or security reasonably satisfactory to it against any loss, liability or expense to the Trustee that may result from the Trustee’s instituting such proceeding as the Trustee. Prior to taking any action hereunder, the Trustee will be entitled to indemnification reasonably satisfactory to it against all losses and expenses caused by taking or not taking such action.

Section 7.07                             Limitation on Suits. Subject to Section 7.08 hereof, no Holder may pursue a remedy with respect to this Indenture or the Securities unless:

(a)                                 such Holder has previously delivered to the Trustee written notice that an Event of Default has occurred and is continuing;

(b)                                 the Holders of at least 25% of the aggregate principal amount of the then Outstanding Securities deliver to the Trustee a written request that the Trustee pursue a remedy with respect to such Event of Default;

(c)                                  such Holder or Holders have offered and, if requested, provided to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or other expense of compliance with such written request;

(d)                                 the Trustee has not complied with such written request within 60 days after receipt of such written request and offer of indemnity; and

(e)                                  during such 60-day period, the Holders of a majority of the aggregate principal amount of the then Outstanding Securities did not deliver to the Trustee a direction inconsistent with such written request.

A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder, it being understood that the Trustee does not have any affirmative duty to ascertain whether any usage of this Indenture by a Holder is unduly prejudicial to such other Holders.

Section 7.08                             Rights of Holders to Receive Payment and to Convert. Notwithstanding anything to the contrary elsewhere in this Indenture, the right of any Holder to receive payment of the principal of, interest on, Fundamental Change Purchase Price for, or Redemption Price for, its Securities, on or after the respective due date, and to convert its Securities and receive payment or delivery of the consideration due with respect to such Securities in accordance with Article 5 hereof, or to bring suit for the enforcement of any such payment or conversion rights, will not be impaired or affected without the consent of such Holder and will not be subject to the requirements of Section 7.07 hereof.

Section 7.09                             Collection of Indebtedness; Suit for Enforcement by Trustee. If an Event of Default specified in Section 7.02(a), 7.02(b) or 7.02(c) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, interest on, Fundamental Change Purchase Price for, Redemption Price for, and the amount of cash or the combination of cash and shares of Common Stock, if any, as the case may be, due upon the conversion of, the Securities, as the case may be, and such further amount as is sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, as well as any other amounts that may be due under Section 7.07 of the Base Indenture.

Section 7.10                             Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders in respect of which such judgment has been recovered.

Section 7.11                             Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company, its creditors or its property and, unless prohibited by law or applicable regulations, will be entitled to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.10 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.10 of the Base Indenture out of the estate in any such proceeding, will be denied for any reason, payment of the same will be secured by a lien on, and is paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding, whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained will be deemed to authorize the Trustee to authorize or consent to, or to accept or to adopt on behalf of any Holder, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.12                             Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 7.13                             Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.09 of the Base Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.14                             Delay or Omission Not a Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 7 or by law to the Trustee or to the Holders may be exercised from time to time and as often as may be deemed expedient by the Trustee (subject to the limitations contained in this Indenture) or by the Holders, as the case may be.

Section 7.15                             Priorities. If the Trustee collects any money pursuant to this Article 7, it will pay out the money in the following order:

FIRST: to the Trustee, its agents and attorneys for amounts due under Section 7.07 of the Base Indenture, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

SECOND: to the Holders, for any amounts due and unpaid on the principal of, accrued and unpaid interest on, Fundamental Change Purchase Price for, Redemption Price for, and any cash due upon conversion of, any Security, without preference or priority of any kind, according to such amounts due and payable on all of the Securities; and

THIRD: the balance, if any, to the Company or to such other party as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 7.15. If the Trustee so fixes a record date and a payment date, at least 15 days prior to such record date, the Company will deliver to each Holder and the Trustee a written notice, which notice will state such record date, such payment date and the amount of such payment.

Section 7.16                             Undertaking for Costs. All parties to this Indenture agree, and each Holder, by such Holder’s acceptance of a Security, shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 7.16 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then Outstanding, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, accrued and unpaid interest, if any, on, Fundamental Change Purchase Price for, or Redemption Price for, any Security on or after the due date expressed or provided for in this Indenture or to any suit for the enforcement of the right to convert any Security in accordance with the provisions of Article 5 hereof.

Section 7.17                             Waiver of Stay, Extension and Usury Laws. The Company covenants that, to the extent that it may lawfully do so, it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company, to the extent that it may lawfully do so, hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will instead suffer and permit the execution of every such power as though no such law has been enacted.

Section 7.18                             Notices from the Trustee. Notwithstanding anything to the contrary in the Base Indenture, including Section 7.05 of the Base Indenture, whenever a Default occurs and is continuing and is actually known to the Trustee, the Trustee must deliver notice of such Default to the Holders within 90 days after the date on which such Default first occurred. Except in the case of a Default in the payment of the principal of, interest on, Fundamental Change Purchase Price for or Redemption Price for, any Security or of a Default in the payment or delivery, as the case may be, of the consideration due upon conversion of a Security, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders.

ARTICLE 8

SATISFACTION AND DISCHARGE

Section 8.01                             Inapplicability of Provisions of Base Indenture; Satisfaction and Discharge of the Indenture. The provisions set forth in this Article 8 shall, with respect to the Securities, supersede in their entirety Article VIII of the Base Indenture.

When (a) the Company shall deliver to the Security Registrar for cancellation all Securities theretofore authenticated (other than any Securities that have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not theretofore canceled, or (b) all the Securities not theretofore canceled or delivered to the Trustee for cancellation shall have become due and payable (whether on the Maturity Date, any Redemption Date, on any Fundamental Change Purchase Date, upon conversion or otherwise) and the Company shall deposit with the Trustee, in trust, or deliver to the Holders, as applicable, an amount of cash or the combination of cash and shares of Common Stock, if any, as the case may be (solely to settle amounts due with respect to outstanding conversions), sufficient to pay all amounts due on all of such Securities (other than any Securities that shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not theretofore canceled or delivered to the Trustee for cancellation, including principal and interest due, accompanied, except in the event the Securities are due and payable solely in cash at the Maturity Date or upon an earlier Redemption Date or Fundamental Change Purchase Date, by a verification report as to the sufficiency of the deposited amount from an independent certified accountant or other financial professional reasonably satisfactory to the Trustee, and if the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Indenture shall cease to be of further effect (except as to (i) rights hereunder of Holders to receive all amounts owing upon the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee and (ii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on written demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture; the Company, however, hereby agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred by the Trustee, including the fees and expenses of its counsel, and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities.

Section 8.02                             Deposited Monies to Be Held in Trust by Trustee. Subject to Section 8.04 hereof, all monies and shares of Common Stock, if any, deposited with the Trustee pursuant to Section 8.01 hereof shall be held in trust for the sole benefit of the Holders of the Securities, and such monies and shares of Common Stock shall be applied by the Trustee to the payment, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or settlement of which such monies or shares of Common Stock have been deposited with the Trustee, of all sums or amounts due and to become due thereon for principal and interest, if any.

Section 8.03                             Paying Agent to Repay Monies Held. Upon the satisfaction and discharge of this Indenture, all monies and shares of Common Stock, if any, then held by any Paying Agent (if other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies and shares of Common Stock.

Section 8.04                             Return of Unclaimed Monies. Subject to the requirements of applicable law, any monies and shares of Common Stock deposited with or paid to the Trustee for payment of the principal of or interest, if any, on the Securities and not applied but remaining unclaimed by the Holders of the Securities for two years after the date upon which the principal of or interest, if any, on such Securities, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand, and all liability of the Trustee shall thereupon cease with respect to such monies and shares of Common Stock; and the Holder shall thereafter look only to the Company for any payment or delivery that such Holder may be entitled to collect unless an applicable abandoned property law designates another person.

Section 8.05                             Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or shares of Common Stock in accordance with Section 8.02 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under the Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money and shares of Common Stock in accordance with Section 8.02; provided, however, that if the Company makes any payment of interest on, principal of or payment or delivery in respect of any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or shares of Common Stock, if any, held by the Trustee or Paying Agent.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01                             Supplemental Indentures Without Consent of Holders. Section 9.01 of the Base Indenture shall not apply with respect to the Securities, and this Section 9.01 shall replace Section 9.01 of the Base Indenture in its entirety.

Without the consent of any Holder, the Company (when authorized by a Board Resolution) and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)                                 to conform the terms of this Indenture or the Securities to the description thereof in the Preliminary Prospectus Supplement, as supplemented by the issuer free writing prospectus related to the offering of the Securities filed by the Company with the Commission pursuant to Rule 433 under the Securities Act of 1933 on August 4, 2017;

(b)                                 to evidence the succession by a Successor Company and to provide for the assumption by a Successor Company of the Company’s obligations under the Indenture;

(c)                                  to add guarantees with respect to the Securities and to remove guarantees in accordance with the terms of this Indenture and the Securities;

(d)                                 to secure the Securities;

(e)                                  to add to the Company’s covenants such further covenants, restrictions or conditions for the benefit of the Holders (or any other holders) or surrender any right or power conferred upon the Company by the Indenture;

(f)                                   to cure any ambiguity, omission, defect or inconsistency in this Indenture or the Securities, including to eliminate any conflict with the Trust Indenture Act, so long as such action will not materially adversely affect the interests of Holders;

(g)                                  to make any change that does not adversely affect the rights of any Holder;

(h)                                 to increase the Conversion Rate;

(i)                                     to provide for a successor Trustee;

(j)                                    to comply with the Applicable Procedures of the Depository; or

(k)                                 to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act.

Section 9.02                             Supplemental Indentures With Consent of Holders. Section 9.02 of the Base Indenture shall not apply with respect to the Securities, and this Section 9.02 shall replace Section 9.02 of the Base Indenture in its entirety.

With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities affected by such supplemental indenture, including without limitation, consents obtained in connection with a purchase of, or tender or exchange offer for, Securities and by act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a)                                 reduce the percentage in aggregate principal amount of Securities Outstanding necessary to waive any past Default or Event of Default;

(b)                                 reduce the rate of interest on any Security or change the time for payment of interest on any Security;

(c)                                  reduce the principal of any Security or the amount payable upon Optional Redemption of any Security or change the Maturity Date;

(d)                                 change the place or currency of payment on any Security;

(e)                                  make any change that impairs or adversely affects the conversion rights of any Securities;

(f)                                   reduce the Fundamental Change Purchase Price of any Security or amend or modify in any manner adverse to the rights of the Holders of the Securities the Company’s obligation to pay the Fundamental Change Purchase Price, whether through an amendment or waiver of provisions in the covenants, definitions related thereto or otherwise;

(g)                                  impair the right of any Holder of Securities to receive payment of principal of, and interest, if any, on, its Securities, or the right to receive payment of the amount of cash or the combination of cash and shares of Common Stock, if any, as the case may be, due upon conversion of its Securities on or after the due dates therefore or to institute suit for the enforcement of any such payment or delivery, as the case may be, with respect to such Holder’s Securities;

(h)                                 modify the ranking provisions of this Indenture in a manner that is adverse to the rights of the Holders of the Securities; or

(i)                                     make any change to the provisions of this Article 9 that requires each Holder’s consent or in the waiver provisions in Section 7.05 of this Supplemental Indenture if such change is adverse to the rights of Holders of the Securities.

It shall not be necessary for any Act or consent of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act or consent shall approve the substance thereof. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture, whether or not such Holders remain Holders after such record date; provided that, unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

Section 9.03                             Notice of Amendment or Supplement. After an amendment or supplement under this Article 9 becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment or supplement. However, the failure to give such notice to all the Holders, or any defect in the notice, shall not impair or affect the validity of the amendment or supplement.

ARTICLE 10

SUCCESSOR COMPANY

Section 10.01                      Consolidation, Merger and Sale of Assets.

(a)                                 The provisions in Articles V of the Base Indenture shall not apply with respect to the Securities, and this Article 10 supersedes the entirety thereof.

Section 10.02                      Company May Consolidate, Etc. on Certain Terms. Subject to the provisions of Section 10.04, the Company shall not amalgamate or consolidate with, merge with or into or convey, transfer or lease its properties and assets substantially as an entirety to another Person, unless:

(a)                                 the Company shall be the surviving Person or the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture as applicable to the Securities; and

(b)                                 immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing under this Indenture.

Section 10.03                      Successor Corporation to Be Substituted. In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease and upon the assumption by the Successor Company, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the due and punctual payment of the principal of (including any Fundamental Change Purchase Price or Redemption Price), accrued and unpaid interest and accrued and unpaid Supplementary Interest, if any, on all of the Securities, the due and punctual delivery or payment, as the case may be, of any consideration due upon conversion of the Securities and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Company under this Indenture, such Successor Company shall succeed to and be substituted for, and may exercise every right and power of, the Company under this Indenture, with the same effect as if it had been named herein as the party of the first part. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Securities that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof. In the event of any such amalgamation, consolidation, merger, conveyance or transfer (but not in the case of a lease), the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article 10 may be dissolved, wound up and liquidated at any time thereafter and, except in the case of a lease, such Person shall be released from its liabilities as obligor and maker of the Securities and from its obligations under this Indenture.

In case of any such amalgamation, consolidation, merger, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

Section 10.04                      Opinion of Counsel to Be Given to Trustee. In the case of an such amalgamation, merger, consolidation, conveyance, transfer or lease the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel stating that any such amalgamation, consolidation, merger, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article 10.

ARTICLE 11

MISCELLANEOUS

Section 11.01                      Effect on Successors and Assigns. Notwithstanding Section 12.12 of the Base Indenture, all agreements of the Company, the Trustee, the Security Registrar, the Paying Agent and the Conversion Agent in this Indenture and the Securities will bind their respective successors.

Section 11.02                      Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE SECURITIES, INCLUDING WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULES 327(B).

Section 11.03                      No Security Interest Created. Nothing in this Indenture or in the Securities, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 11.04                      Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 11.05                      Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture or in the Securities, expressed or implied, will give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Authenticating Agent, any Security Registrar or their successors hereunder or the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 11.06                      Calculations. Except as otherwise provided in this Indenture, the Company shall be responsible for making all calculations called for under the Securities. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of the Common Stock, accrued interest payable on the Securities and the Conversion Rate. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Securities. The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent, and each of the Trustee and Conversion Agent is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations as provided to the Trustee to any Holder upon the written request of that Holder at the sole cost and expense of the Company.

Whenever the Company is required to calculate the Conversion Rate, the Company will do so to the nearest 1/10,000th of a share of Common Stock.

Section 11.07                      Execution in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 11.08                      Notices. The Company or the Trustee, by notice given to the other in the manner provided in Section 3.02 of the Base Indenture, may designate additional or different addresses for subsequent notices or communications.

Notwithstanding anything to the contrary in Section 3.02 of the Base Indenture, whenever the Company is required to deliver notice to the Holders, the Company will, by the date it is required to deliver such notice to the Holders, deliver a copy of such notice to the Trustee, the Paying Agent, the Security Registrar and the Conversion Agent. Each notice to the Trustee, the Paying Agent, the Security Registrar and the Conversion Agent shall be sufficiently given if in writing and mailed, first-class postage prepaid to the address most recently sent by the Trustee, the Paying Agent, the Security Registrar or the Conversion Agent, as the case may be, to the Company.

The Trustee agrees to accept and act upon instructions or directions from the Company pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 11.09                      Ratification of Base Indenture. The Base Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein provided. For the avoidance of doubt, each of the Company and each Holder of Securities, by its acceptance of such Securities, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Base Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee hereunder, in each of its capacities hereunder as if set forth herein in full.

Section 11.10                      The Trustee. The recitals in this Supplemental Indenture are made by the Company only and not by the Trustee, and all of the provisions contained in the Base Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee shall be applicable in respect of the Securities and of this Supplemental Indenture as fully and with like effect as set forth in full herein.

Section 11.11                      No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Company shall have any liability for any obligations of the Company under the Securities, the Indenture or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder, by accepting a Security, waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities.

Section 11.12                      Submission to Jurisdiction. THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS.

Section 11.13                      Applicable Tax Law. In order to enable the Trustee to comply with its obligations under applicable tax laws, rules and regulations (including directives, guidelines and interpretations promulgated by competent authorities) in effect from time to time (“Applicable Tax Law”), the Company agrees (i) to provide to the Trustee, following written request from the Trustee delivered to the Company in accordance with Section 11.08 of this Indenture, such information concerning the Holders of the Securities as the Trustee may reasonably request in order to determine whether the Trustee has any tax-related obligations under Applicable Tax Law with respect to the payments made to Holders of the Securities under this Indenture, but only to the extent (a) such information is in the Company’s possession, (b) such information is not subject to any confidentiality or similar agreement or undertaking or otherwise deemed by the Company to be confidential and (c) providing such information to the Trustee does not, in the judgment of the Company, breach or violate or constitute a default under any applicable law, rules or regulations or any instrument or agreement to which the Company or any of its Subsidiaries is a party or by which any of them is bound, and (ii) that the Trustee shall be entitled to make any withholding or deduction from payments made to Holders of Securities under this Indenture to the extent necessary to comply with the Trustee’s obligations under Applicable Tax Law. Each Holder of Securities by accepting a Security shall be deemed to have agreed to the foregoing provisions of this Section 11.13 and to provide to the Trustee or the Company such information concerning such Holder as the Trustee or the Company may reasonably request in order to determine whether the Trustee or the Company has any tax-related obligations under Applicable Tax Law with respect to the payments made to such Holder under this Indenture; and such agreement by each Holder is part of the consideration for the issuance of the Securities.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

SUTHERLAND ASSET MANAGEMENT CORPORATION

By:	/s/ Frederick C. Herbst
	Name:	Frederick C. Herbst
	Title:	Authorized Person

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Rick Prokosch
	Name:	Rick Prokosch
	Title:	Vice President

SCHEDULE A

The following table sets forth the number of Additional Shares by which the Conversion Rate shall be increased pursuant to Section 5.06 based on the Stock Price and Effective Date set forth below.

	Stock Price
Effective Date	$14.75	$15.00	$15.50	$16.00	$16.50	$16.67	$17.00	$17.50	$18.00	$19.00	$20.00
August 9, 2017	0.1952	0.1772	0.1441	0.1150	0.0897	0.0819	0.0679	0.0496	0.0344	0.0131	0.0025
August 15, 2018	0.1952	0.1772	0.1441	0.1145	0.0884	0.0804	0.0662	0.0477	0.0326	0.0118	0.0020
August 15, 2019	0.1952	0.1772	0.1441	0.1139	0.0872	0.0791	0.0646	0.0459	0.0308	0.0105	0.0015
August 15, 2020	0.1952	0.1772	0.1441	0.1120	0.0845	0.0762	0.0615	0.0427	0.0279	0.0087	0.0010
August 15, 2021	0.1952	0.1772	0.1405	0.1068	0.0785	0.0701	0.0553	0.0369	0.0227	0.0058	0.0004
August 15, 2022	0.1952	0.1742	0.1314	0.0953	0.0657	0.0571	0.0426	0.0253	0.0134	0.0019	0.0000
August 15, 2023	0.1952	0.1670	0.1132	0.0628	0.0155	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF SECURITY]

[For Global Securities, include the following legend:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.]

No.:	[ ]
CUSIP:	86933F 602
ISIN:	US86933F6025

Principal Amount $[                 ]
[as revised by the Schedule of Increases
and Decreases in the Global Security attached hereto](1)

Sutherland Asset Management Corporation
7.00% Convertible Senior Notes due 2023

Sutherland Asset Management Corporation, a Maryland corporation, promises to pay to [                 ] [include “Cede & Co.” for Global Security] or registered assigns, the principal amount of $[                 ] on August 15, 2023 (the “Maturity Date”).

Interest Payment Dates: February 15, May 15, August 15 and November 15, beginning on November 15, 2017.

Regular Record Dates: February 1, May 1, August 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

(1)  Include for Global Securities only.

IN WITNESS WHEREOF, SUTHERLAND ASSET MANAGEMENT CORPORATION has caused this instrument to be duly signed.

SUTHERLAND ASSET MANAGEMENT CORPORATION.

By:
Name:
Title:
Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. Bank National Association, as Trustee, certifies that this is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

Dated:

[FORM OF REVERSE OF SECURITY]

SUTHERLAND ASSET MANAGEMENT CORPORATION

7.00% Convertible Senior Notes due 2023

This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued under an Indenture dated as of August 9, 2017 (herein called the “Base Indenture”), and as further supplemented by the Supplemental Indenture, dated as of August 9, 2017 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Supplemental Indenture, the “Indenture”) by and between the Company and U.S. Bank National Association, herein called the “Trustee”, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is not subject to redemption prior to August 15, 2021. On or after August 15, 2021, this Security is subject to redemption in accordance with the terms and subject to the conditions specified in the Indenture.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder of this Security will have the right, at such Holder’s option, to require the Company to purchase this Security, or any portion of this Security such that the principal amount of this Security that is not purchased equals $25.00 or an integral multiple of $25.00 in excess thereof, on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price for such Fundamental Change Purchase Date.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option (i) during certain periods and upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding February 15, 2023, and (ii) on or after February 15, 2023, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding the Stated Maturity, to convert this Security or a portion of this Security such that the principal amount of this Security that is not converted equals $25.00 or an integral multiple of $25.00 in excess thereof, into an amount of cash, shares of Common Stock or a combination of cash and shares of Common Stock, as the case may be, determined in accordance with Article 5 of the Supplemental Indenture.

The Securities shall not be redeemed by the Company prior to August 15, 2021. As provided in and subject to the provisions of the Indenture, on or after August 15, 2021, the Company may redeem the Securities for cash, in whole or from time to time in part, at the Company’s option, upon the occurrence of certain conditions specified in the Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments in respect of the Fundamental Change Purchase Price for, and the principal amount of, this Security to the Holder that surrenders this Security to the Paying Agent to collect such payments in respect of this Security. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities to be effected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Security, the Holders of not less than 25% in principal amount of the Securities at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon or amounts due upon conversion on or after the respective due dates expressed herein.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay or deliver, as the case may be, the principal of (including the Fundamental Change Purchase Price or the Redemption Price), interest on and the amount of cash, shares of Common Stock or combination of cash and shares of Common Stock, as the case may be, due upon conversion of, this Security at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities are issuable only in registered form without coupons in denominations of $25.00 and integral multiples of $25.00 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name the Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

All defined terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture. If any provision of this Security limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full

TEN COM - as tenants in common	UNIF GIFT MIN ACT	Custodian
(Cust)

TEN ENT -as tenants by the entireties
(Minor)

JT TEN - as joint tenants with right of Survivorship and not as tenants in common	Uniform Gifts to Minors Act	(State)

Additional abbreviations may also be used though not in the above list.

ANNEX A

[Include for Global Security]

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial principal amount of Global Security:

Date	Amount of Increase in principal amount of Global Security	Amount of Decrease in principal amount of Global Security	principal amount of Global Security after Increase or Decrease	Notation by Security Registrar or Custodian

ATTACHMENT 1

[FORM OF NOTICE OF CONVERSION]

To:         Sutherland Asset Management Corporation

The undersigned Holder of this Security hereby irrevocably exercises the option to convert this Security, or a portion hereof (which is such that the principal amount of the portion of this Security that will not be converted equals $25.00 or an integral multiple of $25.00 in excess thereof) below designated, into an amount of cash, shares of Common Stock or combination of cash and shares of Common Stock, as the case may be, in accordance with the terms of the Indenture referred to in this Security, and directs that any cash payable and any shares of Common Stock issuable and deliverable upon conversion, together with any Securities representing any unconverted principal amount hereof, be paid and/or issued and/or delivered, as the case may be, to the registered Holder hereof unless a different name is indicated below.

Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the Interest Payment Date corresponding to such Regular Record Date, this notice must be accompanied by payment of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security to be converted. If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect to such issuance and transfer as set forth in the Indenture.

Principal amount to be converted (in an integral multiple of $25.00, if less than all):

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee

Fill in for registration of any shares of Common Stock and Securities if to be issued otherwise than to the registered Holder.

(Name)

(Address)

Please print Name and Address
(including zip code number)
Social Security or other Taxpayer

Identifying
Number

ATTACHMENT 2

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:          Sutherland Asset Management Corporation

The undersigned registered owner of this Security hereby acknowledges receipt of a notice from Sutherland Asset Management Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to pay to the registered holder hereof in accordance with the applicable provisions of the Indenture referred to in this Security (i) the entire principal amount of this Security, or the portion thereof (that is such that the portion not to be purchased has a principal amount equal to $25.00 or an integral multiple of $25.00 in excess thereof) below designated, and (ii) if such Fundamental Change Purchase Date does not occur during the period after a Regular Record Date and on or prior to the Interest Payment Date corresponding to such Regular Record Date, accrued and unpaid interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of certificated Securities, the certificate numbers of the Securities to be purchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all):
$

NOTICE: The signature on the Fundamental Change Purchase Notice must correspond with the name as written upon the face of the Security in every particular without alteration or enlargement or any change whatever.

ATTACHMENT 3

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                 hereby sell(s), assign(s) and transfer(s) unto                 (Please insert social security or Taxpayer Identification Number of assignee) the within Security, and hereby irrevocably constitutes and appoints                      to                      transfer the said Security on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP); or (iv) another guarantee program